                                                                    EXHIBIT 10.2


                 RECEIVABLES PURCHASE AND SERVICING AGREEMENT


                          Dated as of October 2, 1995


                                 by and among


                        MERISEL CAPITAL FUNDING, INC.,

                                  as Seller,


                       REDWOOD RECEIVABLES CORPORATION,

                                 as Purchaser,


                            MERISEL AMERICAS, INC.,

                                  as Servicer


                                      and


                     GENERAL ELECTRIC CAPITAL CORPORATION,

                    as Operating Agent and Collateral Agent

                               TABLE OF CONTENTS
                               -----------------

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                                                                             Page
                                                                             ----
Section  1.01.  Definitions.................................................   2
Section  1.02.  Other Terms and Interpretation..............................   2

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

Section  2.01.  Purchases...................................................   2
Section  2.02.  Optional Changes in Purchase Limit..........................   2
Section  2.03.  Notices Relating to Purchases...............................   3
Section  2.04.  Conveyance of Receivables...................................   3
Section  2.05.  Facility Termination Date...................................   4
Section  2.06.  Daily Yield.................................................   4
Section  2.07.  Fees........................................................   4
Section  2.08.  Time and Method of Payments.................................   4
Section  2.09.  Further Action Evidencing Purchases.........................   5
Section  2.10.  Additional Costs; Capital Requirements......................   6
Section  2.11.  Breakage Costs..............................................   7
Section  2.12.  Purchase Excess.............................................   7

                                  ARTICLE III

                             CONDITIONS TO PURCHASE

Section  3.01.  Conditions Precedent to Effectiveness of Agreement..........   7
Section  3.02.  Conditions Precedent to All Purchases.......................  10

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section  4.01.  Representations and Warranties of the Seller...............   11
Section  4.02.  Representations and Warranties of the Servicer.............   17

                                  ARTICLE V

                        GENERAL COVENANTS OF THE SELLER

Section  5.01.  Affirmative Covenants of the Seller........................   19
Section  5.02.  Reporting Requirements of the Seller.......................   20

                                                                             Page
                                                                             ----
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Section  5.03.  Negative Covenants of the Seller...........................   22

                                  ARTICLE VI

                         COLLECTIONS AND DISBURSEMENTS

Section  6.01.  Establishment of Accounts..................................   24
Section  6.02.  Funding of Collection Account..............................   26
Section  6.03.  Daily Disbursements From the Collection Account - Revolving
                  Period...................................................   27
Section  6.04.  Disbursements From the Retention Account - Settlement Date
                  Procedures - Revolving Period............................   29
Section  6.05.  Liquidation Settlement Procedures..........................   30
Section  6.06.  Investment of Accounts.....................................   32
Section  6.07.  Termination Procedure......................................   33

                                  ARTICLE VII

                          APPOINTMENT OF THE SERVICER

Section  7.01   Appointment of the Servicer................................   33
Section  7.02.  Duties and Responsibilities of the Servicer................   33
Section  7.03.  Collections on Receivables.................................   34
Section  7.04.  Authorization of the Servicer..............................   34
Section  7.05.  Servicing Fees.............................................   35
Section  7.06.  Covenants of the Servicer..................................   35
Section  7.07.  Reporting..................................................   36
Section  7.08.  Annual Statement as to Compliance..........................   37
Section  7.09.  Annual Independent Public Accountants' Servicing
                  and Compliance Report....................................   37

                                  ARTICLE VIII

                          GRANT OF SECURITY INTERESTS

Section  8.01.  Seller's Grant of Security Interest........................   38
Section  8.02.  Seller's Certification.....................................   39
Section  8.03.  Consent to Assignment......................................   40
Section  8.04.  Delivery of Collateral.....................................   40
Section  8.05.  Seller Remains Liable......................................   40
Section  8.06.  Covenants of the Seller and Servicer Regarding the
                  Collateral...............................................   41

                                  ARTICLE IX

                              TERMINATION EVENTS

                                                                             Page
                                                                             ----
Section  9.01.  Termination Events.........................................   43
Section  9.02.  Events of Servicer Termination.............................   46

                                   ARTICLE X

                                   REMEDIES

Section 10.01.  Actions Upon Termination Event.............................   48
Section 10.02.  Exercise of Remedies.......................................   49
Section 10.03.  Severability of Remedies...................................   49
Section 10.04.  Power of Attorney..........................................   50
Section 10.05.  Continuing Security Interest...............................   50

                                  ARTICLE XI

                               SUCCESSOR SERVICER

Section 11.01.  Servicer Not to Resign.....................................   50
Section 11.02.  Appointment of the Successor Servicer......................   50
Section 11.03.  Duties of the Servicer.....................................   51
Section 11.04.  Effect of Termination or Resignation.......................   51

                                  ARTICLE XII

                                INDEMNIFICATION

Section 12.01.  Indemnities by the Seller..................................   52
Section 12.02.  Indemnities by the Servicer................................   54


                                  ARTICLE XIII

                                OPERATING AGENT

                                                                            Page
                                                                            ----
Section 13.01.  Authorization and Action...................................   56
Section 13.02.  Reliance, etc..............................................   56
Section 13.03.  GE Capital and Affiliates..................................   57


                                  ARTICLE XIV

                                 MISCELLANEOUS

Section 14.01.  Notices, Etc...............................................   57
Section 14.02.  Binding Effect; Assignability..............................   57
Section 14.03.  Costs, Expenses and Taxes..................................   57
Section 14.04.  Confidentiality............................................   58
Section 14.05.  No Proceedings.............................................   59
Section 14.06.  Amendments; Waivers; Consents..............................   59
Section 14.07.  GOVERNING LAW; CONSENT TO JURISDICTION;
                  WAIVER OF JURY TRIAL.....................................   60
Section 14.08.  Execution in Counterparts; Severability....................   60
Section 14.09.  Descriptive Headings.......................................   61
Section 14.10.  Limited Recourse...........................................   61

Schedule 1   -   Concentration Limits
Schedule 2   -   Excluded Obligors
Annex to 2   -   Form of Amending Letter
Schedule 3   -   Determination of "Daily Yield"
Schedule 4   -   Yield Discount Amount
Schedule 5   -   Addresses of the Seller
Schedule 6   -   List of Lockboxes and Lockbox Accounts
Schedule 7   -   List of Seller Agreements
Schedule 8   -   List of Originator/Servicer Trade, Fictitious,
                   Assumed and "Doing Business as" Names

Exhibit A-1  -   Form of Seller Notice (Request for Purchase)

Exhibit A-2  -   Form of Seller Notice (Reduction of Commitment)

Exhibit A-3  -   Form of Seller Notice (Termination of Commitment)

Exhibit A-4  -   Form of Seller Notice (Repayment of Capital Investment)

Exhibit B    -   Form of Purchase Assignment

Exhibit C    -   Form of Investment Base Certificate

Exhibit D    -   Form of Officer's Certificate as to Solvency

Exhibit E    -   Form of Officer's Certificate of Seller
                   (Bringdown Certificate)

                                                                        Page
                                                                        ----
Exhibit F    -   Form of Officer's Certificate of Servicer

Exhibit G    -   Form of Weekly Report

Exhibit H    -   Financial Covenants

Exhibit I    -   Form of Floor Plan Obligor Acknowledgement

Annex X      -   Definitions and Interpretation

RECEIVABLES PURCHASE AND SERVICING AGREEMENT, dated as of October 2, 1995 (the "AGREEMENT") by and among MERISEL CAPITAL FUNDING, INC., a Delaware corporation (the "SELLER"), REDWOOD RECEIVABLES CORPORATION, a Delaware corporation, as Purchaser (as such, together with its successors and assigns, the "PURCHASER"), GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as operating agent hereunder (as such, together with its successors and assigns, the "OPERATING AGENT") and in its capacity as Collateral Agent for the Purchaser Secured Parties (as such, together with its successors and assigns, the "COLLATERAL AGENT"), and MERISEL AMERICAS, INC., a Delaware corporation, as servicer hereunder (as such, together with its successors and permitted assigns, the "SERVICER").

                                    RECITALS

          A. The Seller is a wholly-owned bankruptcy remote Subsidiary of the Originator.

          B. The Seller has been formed for the sole purpose of purchasing or otherwise acquiring certain trade receivables originated by Merisel, Inc., the Originator and/or their subsidiaries.

          C. The Seller intends that such trade receivables shall be purchased by or contributed to the Seller pursuant to the Receivables Transfer Agreement, dated as of October 2, 1995 (the "TRANSFER AGREEMENT"), by and among the Originator and the Seller.

          D. The Seller and the Purchaser intend that the Purchaser purchase the Receivables.

          E. The Operating Agent has been requested and is willing to act as operating agent on behalf of the Purchaser in connection with the making and financing of such advances.

          F. In order to effectuate the purposes of this Agreement, the Purchaser and the Operating Agent desire that a servicer be appointed to perform certain servicing, administrative and collection functions in respect of the receivables acquired by the Purchaser under this Agreement.

          G. The Originator has been requested and is willing to act as the Servicer.

          NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     Section 1.01.  Definitions.  Except as otherwise expressly provided
                    -----------
herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Annex X hereto, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

     Section 1.02.  Other Terms and Interpretation.  All other terms and
                    ------------------------------
the interpretation of this Agreement shall be as set out in Annex X hereto.


                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

     Section 2.01.  Purchases.  On the terms and conditions hereinafter set
                    ---------
forth, the Purchaser shall purchase Transferred Receivables (each, a "PURCHASE") from the Seller from time to time during the Revolving Period. Under no circumstances shall the Purchaser make any Purchase if, after giving effect to such Purchase, the aggregate outstanding Capital Investment would exceed the Availability. The aggregate price for each such Purchase shall consist of the Cash Purchase Price and the Deferred Purchase Price.

     Section 2.02.  Optional Changes in Purchase Limit.
                    ----------------------------------

          (a) The Seller may, not more than twice during each calendar year, reduce the Maximum Purchase Limit permanently; provided that (i) the Seller
                                               --------
shall give notice of such reduction to the Purchaser in the form of Exhibit A-2,
(ii) any partial reduction of the Maximum Purchase Limit shall be in an amount equal to Five Million Dollars ($5,000,000) or an integral multiple thereof, and
(iii) no such reduction shall reduce the Maximum Purchase Limit below Capital Investment.

          (b) The Seller shall be entitled at its option to terminate the Maximum Purchase Limit, provided that the Purchaser shall be given no less than 90 days' prior notice by the Seller of such termination in the form of Exhibit A-3. Any such termination shall be permanent and irrevocable.

          (c) Each written notice required to be delivered pursuant to clauses
(a) and (b) above shall be irrevocable and shall be effective only if received by the Purchaser and the Operating Agent not later than 5:00 p.m., New York City time on the Business Day prior to the date of the related termination or reduction. Each such notice of termination or reduction shall specify the amount thereof.

     Section 2.03.  Notices Relating to Purchases.
                    -----------------------------

          (a) On the third Business Day of each week, the Seller shall file with the Operating Agent an Investment Base Certificate and, upon request, copies of all applicable Request Notices under the Transfer Agreement delivered since the date of the most recent Investment Base Certificate filed with the Operating Agent. Availability will be calculated based on the most recent Investment Base Certificate delivered to the Purchaser and the Operating Agent.

          (b) The Seller shall give the Purchaser and the Operating Agent written notice of each Purchase resulting in an increase in Capital Investment (in each case, a "SELLER NOTICE"). Each such written notice shall be substantially in the form of Exhibit A-1, shall be irrevocable and shall be effective only if received by the Purchaser and the Operating Agent not later than 2:00 p.m., New York City time on the Business Day prior to the date of the related Purchase. Each such notice requesting a Purchase shall specify the amount by which the Seller wishes the Capital Investment of the Purchaser to be increased and the Purchase Date (which shall be a Business Day).

     Section 2.04.  Conveyance of Receivables.
                    -------------------------

          (a) On the Effective Date, the Seller will complete, execute and deliver a Purchase Assignment in the form of Exhibit B to the Purchaser.

          (b) (i) Following receipt of a Seller Notice, subject to the satisfaction of the conditions set forth in Section 3.02, the Purchaser shall make available to or on behalf of the Seller, in same day funds, in accordance with the Seller's instructions (after taking into account amounts on deposit in the Collection Account which may be applied to any Capital Investment pursuant to Section 6.03(a)(iii)) the lesser of the amount specified in such Seller Notice and Capital Investment Available.

              (ii) On each Business Day during the Revolving Period, subject to the terms of Section 6.03 hereof, the Purchaser shall make available to or on behalf of the Seller, in same day funds, amounts on deposit in the Collection Account which may be disbursed to the Seller as payment for the Transferred Receivables.

          (c) Effective on the date of each Purchase, the ownership of all Transferred Receivables (including Transferred Receivables transferred prior to the Purchase Date) will be vested in the Purchaser. The Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in any such Transferred Receivable. The Seller shall indicate in its Records that ownership of the Transferred Receivable is held by the Purchaser. In addition, the Seller shall respond to any inquiries with respect to ownership of a Transferred Receivable by stating that it is no longer the owner of such Transferred Receivable and that ownership of such Transferred Receivable is held by the Purchaser. Documents relating to the Transferred Receivables shall be held in trust by the Seller and the

Servicer, for the benefit of the Purchaser as the owner thereof, and possession of any incident relating to the Transferred Receivables so retained is for the sole purpose of facilitating the servicing of the Transferred Receivables. Such retention and possession is at the will of the Purchaser and in a custodial capacity for the benefit of the Purchaser only.

          (d) If the Originator is required to repurchase Transferred Receivables from the Seller pursuant to Section 4.04(i) of the Transfer Agreement, the Purchaser shall sell such Transferred Receivables to the Seller for cash in an amount equal to the Outstanding Balance of such Transferred Receivables.

     Section 2.05.  Facility Termination Date.  Notwithstanding anything to
                    -------------------------
the contrary herein, on and after the Facility Termination Date, the Purchaser shall have no obligation to purchase any additional Receivables.

     Section 2.06.  Daily Yield.
                    -----------

          (a) The Seller shall pay to the Purchaser, as set forth in Sections 6.03, 6.04 and 6.05, Daily Yield on the Capital Investment of the Purchaser from time to time.

          (b) Notwithstanding the foregoing, the Seller shall pay interest on unpaid Daily Yield and on any other amount payable by the Seller hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to (but excluding) the date the same is paid in full at the applicable Daily Yield Rate.

     Section 2.07.  Fees.
                    ----

          (a) The Seller shall pay to the Purchaser the fees set forth in the Fee Letter.

          (b) On each Settlement Date, the Seller shall pay to the Servicer, the Servicing Fee, or to the Successor Servicer, the Successor Servicing Fees and Expenses.


     Section 2.08. Time and Method of Payments. Subject to the provisions of
                   ---------------------------
Sections 6.03, 6.04 and 6.05, all payments of principal, interest, fees and other amounts payable by the Seller hereunder shall be made in dollars, in immediately available funds, to the Purchaser not later than 3:00 p.m., New York City time, on the date on which such payment shall become due. Any such payment made on such date but after such time shall be deemed to have been made on, and Daily Yield shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing Daily Yield in connection with such payment. All payments hereunder shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement (after withholding for or on account of any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed upon an Affected Party by any Governmental Authority, other than any tax on or measured by the net income of the Affected Party to which any such payment is due pursuant to applicable foreign, federal, state and local income tax laws).

     Section 2.09.  Further Action Evidencing Purchases.
                    -----------------------------------

          (a) The Seller agrees that, from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, in the reasonable opinion of the Purchaser, or that the Purchaser or the Operating Agent may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of Transferred Receivables or to enable the Purchaser to exercise or enforce any of its rights hereunder or under any Purchase Assignment. Without limiting the generality of the foregoing, the Seller will, upon the reasonable request of the Purchaser, (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, or as the Purchaser may request, (ii) mark, or cause the Servicer to mark, conspicuously each invoice evidencing each Transferred Receivable with a legend, acceptable to the Purchaser, evidencing that the Purchaser has purchased all right and title thereto and interest therein as provided in the Transfer Agreement, (iii) send notification to Obligors as to the transfer of Transferred Receivables, and (iv) mark, or cause the Servicer to mark, its master data processing records evidencing such Transferred Receivables with such legend.

          (b) The Seller hereby authorizes the Purchaser to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any of the Transferred Receivables and Collections with respect thereto without the signature of the Seller where permitted by law. A carbon, photographic or other reproduction of this Agreement or any notice or financing statement covering the Transferred Receivables or any part thereof shall be sufficient as a notice or financing statement where permitted by law. The Purchaser will promptly send to the Seller after receipt of any acknowledgment copies from the appropriate governmental agency any financing or continuation statements thereto which it files without the signature of the Seller except, in the case of filings of copies of this Agreement as financing statements, the Purchaser will promptly send the Seller after receipt from the appropriate governmental agency the filing or recordation information with respect thereto.

     Section 2.10.  Additional Costs; Capital Requirements.
                    --------------------------------------

          (a) In the event that any existing or future law, regulation or guideline, or interpretation thereof, by any court or administrative or governmental authority charged with the administration thereof, or compliance by any Affected Party with any request or directive (whether or not having the force of law) of any such authority shall impose, modify or deem applicable or result in the application of, any capital maintenance, capital ratio or similar requirement against commitments made by any Affected Party under this Agreement or a Program Document, and the result of any event referred to above is to impose upon any Affected Party or increase any capital requirement applicable as a result of the making or maintenance of, such Affected Party's commitment (which imposition of capital requirements may be determined by each Affected Party's reasonable allocation of the aggregate of such capital increases or impositions), then, upon demand made by the Operating Agent on behalf of such Affected Party as promptly as practicable after it obtains knowledge that such law, regulation, guideline, interpretation, request or directive exists and determines to make such demand, the Seller shall immediately pay to the Collateral Agent on behalf of such Affected Party from time to time as specified by the Operating Agent, additional amounts which shall be sufficient to compensate such Affected Party for the Seller's Share of such imposition of or increase in capital requirements together with interest on each such amount from the date demanded until payment in full thereof at the Daily Yield Rate. A certificate setting forth in reasonable detail the amount necessary to compensate such Affected Party as a result of an imposition of or increase in capital requirements submitted by the Operating Agent to the Seller shall be conclusive, absent manifest error, as to the amount thereof.

          (b) In the event that any Regulatory Change shall: (i) change the basis of taxation of any amounts payable to any Affected Party in respect of any Purchases, Capital Investment, LOC Draws, Liquidity Loans or Transaction Liquidity Loans (other than taxes imposed on the overall net income of such Affected Party for any such Purchases, Capital Investment, LOC Draws, Liquidity Loans or Transaction Liquidity Loans by the United States of America or the jurisdiction in which such Affected Party has its principal office); (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Affected Party; or (iii) impose any other conditions affecting this Agreement in respect of Purchases, Capital Investment, LOC Draws, Liquidity Loans, and Transaction Liquidity Loans (or any of such extensions of credit, assets, deposits or liabilities); and the result of any event referred to in clause (i),
(ii) or (iii) above shall be to increase such Affected Party's costs of making or maintaining any Purchases, Capital Investment, LOC Draws, Liquidity Loans or Transaction Liquidity Loans or its commitment under a Program Document, or to reduce any amount receivable by such Affected Party hereunder in respect of any of its Purchases, Capital Investment, LOC Draws and Liquidity Loans or its commitment (such increases in costs and reductions in amounts receivable are hereinafter referred to as "ADDITIONAL COSTS") then, upon demand made by the Operating Agent on behalf of such Affected Party, as promptly as practicable after it obtains knowledge that such a Regulatory Change exists and determines to make such demand, the Seller shall pay to the Collateral Agent on behalf of such Affected Party, from time to time as specified by the Operating Agent, additional commitment fees or other amounts which shall be sufficient to compensate such Affected Party for the Seller's Share of such increased cost or reduction in amounts receivable by such Affected Party from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the Daily Base Yield Rate.

          (c) Determinations by any Affected Party for purposes of this Section
2.10 of the effect of any Regulatory Change on its costs of making or maintaining Purchases, Capital Investment, LOC Draws, Liquidity Loans or Transaction Liquidity Loans or on amounts receivable by it in respect of Purchases, LOC Draws, Liquidity Loans, Transaction Liquidity Loans and of the additional amounts required to compensate such Affected Party in respect of any Additional Costs, shall be set forth in a written notice to the Seller in reasonable detail and shall be conclusive, absent manifest error.

     Section 2.11.  Breakage Costs.  The Seller shall pay to the Collateral
                    --------------
Agent for the account of the Purchaser, upon the request of the Purchaser, such amount or amounts as shall compensate the Purchaser for any loss (excluding loss of profit), cost or expense incurred by the Purchaser (as determined by the Purchaser) as a result of any repayment of a Purchase (and interest thereon) other than on the maturity date of the Commercial Paper funding such Purchase, such compensation to include, without limitation, an amount equal to any loss or expense suffered by the Purchaser during the period from the date of receipt of such repayment to (but excluding) the maturity date of such Commercial Paper, if the rate of interest obtainable by the Purchaser upon the redeployment of an amount of funds equal to the amount of such repayment is less than the rate of interest applicable to such Commercial Paper (such expense to be referred to as "BREAKAGE COSTS"). The determination by the Purchaser of the amount of any such loss or expense shall be set forth in a written notice to the Seller in reasonable detail and shall be conclusive, absent manifest error.

     Section 2.12. Purchase Excess. After completion of the disbursements
                   ---------------
specified in Subsections 6.03(a), (b) and (c), the Operating Agent shall notify the Seller of any remaining Purchase Excess, and the Seller shall deposit the amount of such Purchase Excess remaining in the Collection Account by 11:30 a.m. on the following Business Day.



                                    ARTICLE

                             CONDITIONS TO PURCHASE

     Section 3.01. Conditions Precedent to Effectiveness of Agreement. The
                   --------------------------------------------------
effectiveness of this Agreement is subject to the condition precedent that the

Purchaser, the Operating Agent and the Collateral Agent shall each have received on or before the Effective Date the following, in form and substance satisfactory to the Operating Agent:

          (a) An executed copy of the Transfer Agreement.

          (b) A certificate from an officer of the Originator in the form of Exhibit D (Solvency Certificate as to Seller).

          (c)  With respect to the Seller:

               (i) the certificate or articles of incorporation of the Seller certified, as of a date no more than ten (10) days prior to the Effective Date, by the Secretary of State of its state of incorporation;

               (ii) a good standing certificate, dated no more than ten (10) days prior to the Effective Date, from the respective Secretary of State of its state of incorporation and each state in which the Seller is required to qualify, or represents that it is qualified, to do business;

               (iii) a certificate of the Secretary or Assistant Secretary of the Seller certifying as of the Effective Date: (A) the names and true signatures of the officers authorized on its behalf to sign this Agreement,
     (B) a copy of the Seller's by-laws, and (C) a copy of the resolutions of the board of directors of the Seller approving this Agreement, the Related Documents to which it is a party and the transactions contemplated hereby and thereby; and

               (iv) an Officer's Certificate in the form of Exhibit E (Bringdown Certificate).

          (d)  With respect to the Servicer:

               (i) the certificate or articles of incorporation of the Servicer certified, as of a date no more than ten (10) days prior to the Effective Date, by the Secretary of State of its state of incorporation;

               (ii) a good standing certificate, dated no more than ten (10) days prior to the Effective Date, from the respective Secretary of State of its state of incorporation and each state in which the Servicer is required to qualify, or represents that it is qualified, to do business;

               (iii) a certificate of the Secretary or Assistant Secretary of the Servicer certifying as of the Effective Date: (A) the names and true signatures of the officers authorized on its behalf to sign this Agreement,
     (B) a copy of the Servicer's by-laws, and (C) a copy of the resolutions of the board of directors of the Servicer approving this Agreement, the Related Documents to which it is a party and the transactions contemplated thereby and hereby; and

               (iv) an Officer's Certificate in the form of Exhibit F (Servicer's Certificate).

          (e) Certified copies of requests for information or copies on form UCC-11 (or a similar search report certified by a party acceptable to the Operating Agent), dated a date no more than fourteen (14) days prior to the Effective Date listing all effective financing statements and other similar instruments and documents which name the Originator and the Seller (under their present names and any previous names) as debtor, together with copies of such financing statements none of which shall cover any Transferred Receivables unless termination statements or statements of release are provided with respect thereto pursuant to subsection (f) below.

          (f) Executed termination statements (form UCC-3), if any, necessary to release all security interests and other rights of any Person in Transferred Receivables previously granted by the Originator including, without limitation, all such releases specified by the Originator prior to the date hereof.

          (g) Any necessary third party consents to the closing of the transactions contemplated hereby.

          (h) Executed financing statements (form UCC-1), in respect of Transferred Receivables, (i) pursuant to the Transfer Agreement, naming each Originator as the assignor and the Seller as the assignee, and (ii) pursuant to
Article VIII, naming the Seller as the debtor/seller, the Purchaser as secured party/purchaser and the Collateral Agent as the assignee, or other, similar instruments or documents, as may be necessary or, in the reasonable opinion of the Operating Agent, desirable under the UCC of all appropriate jurisdictions or any other applicable law (including the Assignment of Claims Act) to perfect the Purchaser's and the Collateral Agent's interests in all Transferred Receivables in which an interest may be assigned hereunder.

          (i) Fully executed copies of each Lockbox Agreement (other than the agreement with Harris Bank which shall be delivered no later than 30 days after the Effective Date).

          (j) The favorable opinion of counsel to the Seller and the Originator as to corporate and security interest/perfection matters and such other matters as the Operating Agent may require.

          (k) The favorable opinion of counsel to the Seller and the Originator, as to the true sale of the Transferred Receivables from each Originator to the Seller, the nonconsolidation of the Seller's assets into the bankruptcy estate of each Originator and such other matters as the Operating Agent may require.

          (l) Payment of all fees due hereunder or under the Fee Letter.

          (m) (i) Consolidated balance sheets, statements of income and statements of cash flow of the Parent and its Subsidiaries for each of the years in the three year period ended December 31, 1994, audited by a nationally recognized accounting firm (accompanied by consolidating financial information and a satisfactory management letter, together with management's response thereto); and

              (ii) Unaudited consolidated and consolidating balance sheets and statements of income and statements of cash flow of the Parent and its Subsidiaries for the 6 month period ended June 30, 1995.

          (n) Confirmation of the ratings of the Commercial Paper as A-1+ by S&P and P-1 by Moody's.

          (o) A copy of the Servicer's Credit and Collection Policies.

          (p) An Investment Base Certificate as of August 31, 1995.

          (q) All taxes (other than income taxes) including without limitation, any stamp duty, imposed on any party hereto as a result of this transaction, shall have been paid by the Originator.

          (r) An Officer's Certificate certifying the approval by the Parent's 8.58% privately placed senior note holders in accordance with the applicable note purchase agreement.

          (s) Such other approvals, consents, opinions, documents and instruments, as the Operating Agent may reasonably request.

     Section 3.02.  Conditions Precedent to All Purchases.  Each Purchase
                    -------------------------------------
(including the initial Purchase) shall be subject to the further conditions precedent as follows:

          (a) On the related Purchase Date, the Seller shall have certified in the related Investment Base Certificate that, except as specifically disclosed in writing to the Purchaser, and specifically consented to by the Purchaser in its sole discretion:

              (i) the representations and warranties of the Seller, the Originator and the Servicer set forth in Sections 4.01 and 4.02 are true and correct in all material respects (except with respect to those already so qualified which are true and correct in all respects) on and as of such date, before and after giving effect to such Purchase and to the application of the proceeds therefrom, as though made on and as of such date;

              (ii) no event has occurred, or would result from such Purchase or from the application of the proceeds therefrom, which is continuing and constitutes a Termination Event or would constitute a Termination Event but for the requirement that notice be given or time elapse or both (other than a Termination Event under Section 9.01(m) which has not been declared as a Facility Termination Date and in respect of which Transaction Liquidity Loans have been provided pursuant to the Transaction Liquidity Agreement);

              (iii) the Seller is in compliance with each of its covenants set forth herein; and

              (iv) no event has occurred which constitutes an Event of Servicer Termination or would constitute an Event of Servicer Termination but for the requirement that notice be given or time elapse or both.

          (b) The Facility Termination Date has not occurred.

          (c) Before and after giving effect to such purchase and to the application of proceeds therefrom, there exists no Purchase Excess.

          (d) The Originator and Seller shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Purchaser and the Operating Agent, as the Operating Agent may reasonably request.


                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.01.  Representations and Warranties of the Seller.  The
                    --------------------------------------------
Seller represents and warrants to the Purchaser, the Operating Agent and the Collateral Agent as of the date hereof, as of the Effective Date and on each subsequent Purchase Date as follows:

          (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business, and is in good standing, in each jurisdiction in which the nature of its business requires it to be so qualified.

          (b) The Seller has the power and authority to own, pledge, mortgage, operate and convey all of its properties, to conduct its business as now or proposed to be conducted and to execute and deliver this Agreement and the Related Documents and to perform the transactions contemplated hereby and thereby.

          (c) The Seller is and has been a wholly-owned subsidiary of Merisel Americas, Inc.

          (d) The Seller is and has been operated in such a manner that the separate corporate existence of the Seller and each Originator would not be disregarded in the event of a bankruptcy or insolvency of any Originator and in such regard:

               (i) the Seller is and has been a limited purpose corporation whose activities are restricted in its certificate or articles of incorporation;

               (ii) except as provided in the Services Agreement, no Originator nor any Affiliate of the Originator is nor has been involved in the day-to-day management of the Seller;

               (iii) except as provided in the Services Agreement, other than the purchase and contribution of Receivables, the incurring and payment of indebtedness and interest pursuant to the Subordinated Note, the payment of dividends and the return of capital to the Originator, any lease or sub-lease of office space or equipment, the payment of Servicing Fees to the Servicer under this Agreement and the intercorporate transactions engaged in pursuant to the CIESCO Agreement, the Seller engages or has engaged in no intercorporate transactions with the Originator or any Affiliate of the Originator;

               (iv) the Seller maintains separate corporate records and books of account from each Originator, holds regular corporate meetings and otherwise observes corporate formalities and has a separate business office from each Originator;

               (v) the financial statements and books and records of the Seller and each Originator prepared after the Effective Date reflect the separate corporate existence of the Seller;

               (vi) the Seller maintains its assets separately from the assets of each Originator and any other Affiliate of each Originator (including through the maintenance of separate bank accounts and except for any Records to the extent necessary for the servicing of the Transferred Receivables), the Seller's funds and assets, and records relating thereto, have not been and are not commingled with those of the Originator or any other Affiliate of the Originator and the separate creditors of the Seller will be entitled to be satisfied out of the Seller's assets prior to any value in the Seller becoming available to the Seller's equityholders;

               (vii) except as provided in the Services Agreement, this Agreement or the Related Documents, no Originator nor any Affiliate of the Originator (excluding the Seller) (A) pays the Seller's expenses; (B) guarantees the Seller's obligations, or (C) advances funds to the Seller for the payment of expenses or otherwise;

               (viii) all business correspondence of the Seller and other communications are conducted in the Seller's own name, on its own stationery and through a separately-listed telephone number;

              (ix) the Seller does not act as agent for the Originator or any Affiliates of the Originator, but instead presents itself to the public as a corporation separate from each Originator, independently engaged in the business of purchasing and financing Receivables;

              (x) the Seller maintains at least two independent directors each of whom, at all times after the Effective Date, shall not be a shareholder, director, officer, employee or associate of the Originator or any Affiliate of the Originator (other than the Seller) as provided in its certificate or articles of incorporation; and

              (xi) the bylaws or Articles of Incorporation of the Seller require it to maintain (A) correct and complete books and records of account, and (B) minutes of the meetings and other proceedings of its shareholders and board of directors.

          (e) The Seller has not engaged, and does not presently engage, in any activity other than the activities undertaken pursuant to this Agreement, the Related Documents, the Services Agreement and the CIESCO Agreement, nor has the Seller entered into any agreement other than this Agreement, the Related Documents, the Services Agreement, the CIESCO Agreement and any agreement necessary to undertake any activity pursuant to this Agreement, the Related Documents or the CIESCO Agreement.

          (f) The execution, delivery and performance by the Seller of this Agreement, the Related Documents and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate or other action on the part of the Seller, (ii) do not contravene or cause the Seller to be in default under (A) the Seller's certificate or articles of incorporation or by-laws, (B) any contractual restriction contained in any (or, in the case of the Originator only, any material) indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other (or, in the case of the Originator only, any material) agreement or instrument binding on or affecting the Seller or its property or the Originator or its property, or (C) any law, rule, regulation, order, license requirement, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Seller or its property or the Originator or its property, and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of the property of the Seller or the Originator (other than in favor of the Purchaser and the Collateral Agent as contemplated hereunder).

          (g) This Agreement and the Related Documents have each been duly executed and delivered by the Seller.

          (h) No consent of, notice to, filing with or permits, qualifications or other action by any Governmental Authority or any other party is required (i) for the due execution, delivery and performance by the Seller of this Agreement or any of the Related Documents, (ii) for the perfection of or the exercise by each of the Purchaser, the Operating Agent or the Collateral Agent of any of its rights or remedies hereunder or thereunder, (iii) for the grant by the Seller of the security interests granted under Section 8.01 of this Agreement, (iv) for the perfection of or the exercise by each of the Purchaser or the Collateral Agent of its rights and remedies provided for in this Agreement, or (v) to ensure the legality, validity, enforceability or admissibility into evidence of this Agreement in any jurisdiction in which any of the Collateral is located, in each case other than consents, notices, filings and other actions which have been obtained or made and complete copies of which have been provided to the Purchaser, the Operating Agent or the Collateral Agent and continuation statements in respect of any such filings.

          (i) No transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.

          (j) Each of this Agreement and each Related Document is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms. Each of the Seller Assigned Agreements to which the Originator or the Seller is a party constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors' rights generally and general equitable principles, whether applied in a proceeding at law or in equity.

          (k) There is no pending or threatened, nor any reasonable basis for any, action, suit or proceeding against or affecting the Seller, its officers or directors, or the property of the Seller, in any court or tribunal, before any arbitrator of any kind or before or by any Governmental Authority.

          (l) No injunction, writ, restraining order or other order of any nature adverse to the Seller or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Agreement or the Related Documents has been issued by a Governmental Authority nor been sought by any Person.

          (m) The principal place of business and chief executive office of the Seller, and the offices where the Seller keeps its Records and the original copies of the Seller Assigned Agreements are located at the address of the Seller for notices under Section 14.01 and as set forth on Schedule 5 and there are currently no, and during the past four months (or such shorter time as the Seller has been in existence) there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located) or keeps Records.

          (n) The Seller does not have and has never conducted business using tradenames, fictitious names, assumed names or "doing business as" names and has not changed its name during the last five years.

          (o) The Seller does not have any Subsidiaries.

          (p) The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Related Documents. The Seller has no Debts to any Person other than pursuant to this Agreement, the Related Documents and the Services Agreement. The Seller, after giving effect to the transactions contemplated by this Agreement and the Related Documents, will have an adequate amount of capital to conduct its business in the foreseeable future.

          (q) For federal income tax, reporting and accounting purposes, the Seller will treat the purchase or assignment of each Transferred Receivable pursuant to the Transfer Agreement as a purchase or absolute assignment of each Originator's full right, title and ownership interest in such Transferred Receivable to the Seller (and those Receivables contributed to the Seller by the Originator pursuant to the Transfer Agreement shall be accounted for as an increase in the stated capital of the Seller) and the Seller has not in any other manner accounted for or treated the transactions in Transferred Receivables.

          (r) The Seller has complied and will comply in all respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties and all Collateral.

          (s) The Seller has filed on a timely basis all tax returns (federal, state and local) required to be filed, is not liable for taxes payable by any other Person (other than Affiliates of the Seller with whom the Seller files a consolidated tax return for which the Seller is liable on a consolidated basis) and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Seller (other than taxes, fees, amendments or governmental charges which the Seller is contesting in good faith with such taxing authority and in respect of which no final unappealable order has been made against the Seller). No tax lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Originator in connection with the execution and delivery of this Agreement and the Related Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due at or prior to such Transfer Date.

          (t) Each Investment Base Certificate and Request Notice is accurate in all material respects and the Investment Base as of the Effective Date is not materially different than the Investment Base as reported in the Investment Base Certificate delivered pursuant to 3.01(p).

          (u) Each Transferred Receivable is owned by the Seller free and clear of any Adverse Claim and the Seller has the full right, corporate power and lawful authority to assign, transfer and pledge the same and interests therein and all substitutions therefor and additions thereto pursuant to Section 8.01, and upon making each Purchase, the Purchaser will have acquired a perfected, first priority and valid ownership interest in such Transferred Receivables, free and clear of any Adverse Claim. No effective financing statement or other instrument similar in effect covering all or any part of the Seller Collateral is on file in any recording office, except such as may have been filed in favor of the Purchaser as "Secured Party/Purchaser" and the Collateral Agent as "Assignee" pursuant to
Article VIII of this Agreement or, with respect to the Transferred Receivables, in favor of the Seller pursuant to the Transfer Agreement unless termination statements or statements of release are provided thereto with respect to Section 3.01(f).

          (v) Each Transferred Receivable was purchased by or contributed to the Seller on the relevant Transfer Date pursuant to the Transfer Agreement.

          (w) Each purchase of Receivables under the Transfer Agreement will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

          (x) All information heretofore or hereafter furnished by or on behalf of the Seller to the Collateral Agent, the Operating Agent or the Purchaser in connection with this Agreement or any transaction contemplated hereby is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading, provided that any projections, pro forma or preliminary financial information furnished are based on good faith estimates and assumptions believed by the Seller to be reasonable at the time made and the Collateral Agent, the Operating Agent and the Purchaser each acknowledge that such projections as to future events are not to be viewed as facts and that actual results for such period may differ from the projected results.

          (y) The Seller is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the PBGC (or any successor thereto) under ERISA.

          (z) (i) The Seller is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporation restriction that could have, and no provision of applicable law or governmental regulation is reasonably likely to have, a material adverse effect on the condition (financial or otherwise), business, operations or properties of the Seller, or could have such an effect on the ability of the Seller to carry out its obligations under this Agreement and the other Related Documents to which the Seller is a party, (ii) the Seller is not in default under or with respect to any contract, agreement, lease or other instrument to which the Seller is a party and which is material to the Seller's condition (financial or otherwise), business, operations or properties, and the Seller has not delivered or received any notice of default thereunder, and (iii) each contract, agreement, lease or other instrument to which the Seller is a party is listed on
Schedule 7.

          (aa) The Seller is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Purchases by the Purchaser, the application of the proceeds and repayment thereof by the Seller and the consummation of the transactions contemplated by this Agreement and the other Related Documents to which the Seller is a party will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

          (bb) Except as provided in the Services Agreement, there is not now, nor will there be at any time in the future, any agreement or understanding between the Originator or any other Affiliate of the Originator and the Seller (other than as expressly set forth herein) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges.

          (cc) Each of the representations and warranties of the Seller contained in the Related Documents (other than this Agreement) is true and correct in all material respects and the Seller hereby makes each such representation and warranty to, and for the benefit of, the Collateral Agent, the Operating Agent and the Purchaser as if the same were set forth in full herein.

     Section 4.02.  Representations and Warranties of the Servicer.  The
                    ----------------------------------------------
Servicer represents and warrants to the Purchaser, the Operating Agent and the Collateral Agent as follows as of the date hereof:

          (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified except where the failure to be so qualified would not materially and adversely affect (1) the performance of the Servicer of its obligations under this Agreement or any of the Related Documents, (2) the validity or enforceability of this Agreement or any of the Related Documents, (3) the Transferred Receivables, the Contracts or the interests of MCF, Redwood or their assigns therein, or (4) the business, operations, financial condition or prospects of the Servicer.

          (b) The Servicer has the power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby.

          (c) The execution, delivery and performance by the Servicer of this Agreement, each other Related Document to which it is a party and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate or other action on the part of the Servicer, (ii) do not contravene or cause the Servicer to be in default under (A) its charter or by-laws, (B) any contractual restriction contained in any or, in the case of the Originator only, any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other or, in the case of the Originator only, any material agreement or instrument binding on or affecting it or its property, or
(C) any law, rule, regulation, order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (other than in favor of the Seller, Redwood and the Collateral Agent).

          (d) This Agreement and each other Related Document to which it is a party has been duly executed and delivered by the Servicer.

          (e) No consent of, notice to, filing with or permits, qualifications or other action by any Governmental Authority or any other party is required for the due execution, delivery and performance by the Servicer of this Agreement, any Related Document to which it is a party other than any consents, notices, permits, qualifications, filings or other actions which have been obtained or made and complete copies of which have been provided to the Purchaser, the Operating Agent and the Collateral Agent.

          (f) This Agreement and each other Related Document to which it is a party is the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforceability of creditors' rights generally and general equitable principles, whether applied in a proceeding at law or in equity.

          (g) There is no pending or, to the knowledge of the Servicer, threatened, nor any reasonable basis for any, action, suit, investigation or proceeding of a material nature against or affecting the Servicer, its officers or directors, or the property of the Servicer, in any court or tribunal, before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Agreement or any Related Document, or (ii) seeking any determination or ruling that might materially and adversely affect
(A) the performance by the Servicer of its obligations under this Agreement or other Related Document, or (B) the validity or enforceability of this Agreement or any Related Document.

          (h) No injunction, writ, restraining order or other order of any material nature adverse to the Servicer or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Agreement and the Related Documents has been issued by a Governmental Authority or, to the knowledge of the Servicer, has been sought by any other Person.

          (i) The Servicer has filed all tax returns (federal, state and local) required to be filed by it and has paid or has made adequate provision for the payment of all taxes, fees, assessments and other governmental charges due from the Servicer, no tax lien or other similar Adverse Claim has been filed, and no claim has been filed, and no claim is being asserted, with respect to any such tax, fee, assessment or other governmental charge (other than taxes, fees, amendments or governmental charges which the Servicer is contesting in good faith with such taxing authority and in respect of which no final unappealable order has been made against the Servicer). Any taxes, fees and other governmental charges payable by the Servicer in connection with the transactions contemplated by this Agreement and the Related Documents and the execution and delivery of this Agreement and the Related Documents have been paid or shall have been paid at or prior to the Effective Date.

          (j) The Servicer is not required to be registered as an "investment company" under the Investment Company Act of 1940. The Servicer is not subject to the information reporting requirements of the Securities Exchange Act of 1934 or the Securities Act of 1933.

          (k) Each of the representations and warranties of the Servicer contained in this Agreement and the Related Documents is true and correct in all material respects and the Servicer hereby makes each such representation and warranty contained in the Related Documents to, and for the benefit of, the Purchaser, the Operating Agent and the Collateral Agent.


                                   ARTICLE V

                        GENERAL COVENANTS OF THE SELLER

     Section 5.01.  Affirmative Covenants of the Seller.  The Seller shall,
                    -----------------------------------
unless the Operating Agent shall otherwise consent in writing:

          (a) perform each of its obligations under this Agreement and the Related Documents and comply in all respects with all of its obligations under this Agreement and the Related Documents and comply with all material requirements of applicable law, rules, regulations and orders with respect to this Agreement, the Related Documents, to its business and properties and all Transferred Receivables, related Contracts and Collections with respect thereto;

          (b) preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and shall conduct its business in accordance with the terms of its certificate of incorporation and bylaws;

          (c) continue to operate its business in the manner set forth in Sections 4.01(d) and (e);

          (d) deposit all Collections it may receive in respect of Transferred Receivables into the Collection Account within one Business Day of receipt;

          (e) use the proceeds of the Purchases made hereunder solely for (i) the purchase of Receivables from the Originator, (ii) payment of dividends to its shareholder, (iii) repayments and interest under the Subordinated Note, and
(iv) payment of administrative fees or Servicing Fees or expenses to the Originator or the Parent or routine administrative expenses pursuant to this Agreement, the Related Documents or the Services Agreement;

          (f) permit the Purchaser, the Operating Agent and the Collateral Agent to make or cause to be made (and, after the occurrence of and during the continuance of a Termination Event, at the Seller's expense) inspections and audits of any books, records and papers of the Seller and the Servicer and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Seller and the Servicer, on reasonable notice, at all such reasonable times and as often as reasonably required in order to assure that the Seller is and will be in compliance with its obligations under this Agreement and the Related Documents;

          (g) pay, perform and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Seller and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of an Adverse Claim against any of its properties;

          (h) upon request of the Purchaser, the Collateral Agent or the Operating Agent, mark its Records to show the interests of the Purchaser and Collateral Agent; and

          (i) pay the Purchaser's reasonable attorney's disbursements, reasonable travel and entertainment expenses and rating agency fees (provided that (x) such travel and entertainment expenses shall only be payable to the extent they are consistent with the Parent's travel and entertainment policy and
(y) the liability of the Originator with respect to rating agency fees incurred prior to the Effective Date shall not exceed $40,000).

     Section 5.02.  Reporting Requirements of the Seller.  The Seller shall
                    ------------------------------------
furnish, or cause to be furnished, to the Purchaser, the Operating Agent, the Collateral Agent and (in the case of Section 5.02(f) only) the Rating Agencies:

          (a) weekly, as soon as available, and in any event, within three Business Days after the end of each week, an Investment Base Certificate in the form of Exhibit C;

          (b) monthly, as soon as available, and in any event, within 20 days after the end of each fiscal month, a Monthly Report in the form of Exhibit G;

          (c) as soon as available and in any event within 95 days after the end of each fiscal year, a copy of the audited consolidated financial statements (exclusive of the management letter) for such year for the Parent and its consolidated Subsidiaries, certified, in a manner acceptable to the Operating Agent and the Collateral Agent, by Deloitte & Touche or other nationally recognized independent public accountants acceptable to the Operating Agent and the Collateral Agent (followed, within 105 days after the end of each fiscal year, by consolidating financial information and followed, within 10 days of completion thereof, a satisfactory management letter, together with management's response) and each other report or statement sent to shareholders or publicly filed by the Parent, the Originator or the Seller;

          (d) as soon as available and in any event within 20 days after the end of each fiscal month of the Parent, gross sales, gross profits, capital expenditure, selling, general and administrative expenses, and interest expense;

          (e) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its consolidated Subsidiaries as of the end of such quarter and including the prior comparable period, and consolidated statements of income and retained earnings, and of cash flow, of the Parent and its consolidated Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer, chief accounting officer or treasurer of the Parent identifying such documents as being the documents described in this paragraph (d) and stating that the information set forth therein fairly presents the financial condition of the Parent and its consolidated Subsidiaries as of and for the periods then ended, subject to year-end adjustments consisting only of normal, recurring accruals and confirming that the Servicer is in compliance with all financial covenants in this Agreement;

          (f) as soon as possible and in any event within seven days after the occurrence of a Termination Event or an Incipient Event, the statement of the chief executive officer, chief financial officer or treasurer of the Seller setting forth complete details of such Termination Event or Incipient Event and the action which the Seller has taken, is taking and proposes to take with respect thereto;

          (g) as soon as available and in any event within 105 days after the end of each fiscal year, a statement of the President of the Seller (upon which statement the Operating Agent and the Collateral Agent may rely) to the effect that such officer has reviewed an examination by the internal auditors of the Parent (the scope of which examination shall be consistent with the standards for similar examinations conducted by nationally recognized independent public accountants) of the Weekly Reports delivered during the period covered by such report (including the Investment Base Certificates attached thereto) and such Records relating to the Transferred Receivables as such officer deems necessary as a basis for the statement contemplated by this Section 5.02(g) and that, on the basis of such review, such

Weekly Reports have been prepared in compliance with this Agreement, except for such exceptions as shall be set forth in such statement;

          (h) promptly, from time to time, such other information, documents, records or reports respecting the Transferred Receivables or the Contracts or the condition or operations, financial or otherwise, of the Seller, or the Originator or any of its Subsidiaries, as the Purchaser, the Operating Agent or the Collateral Agent may reasonably request from time to time;

          (i) on or before 105 days after the end of each fiscal year, (i) an Officer's Certificate of the Seller, dated the date of such delivery, bringing down to such date the matters set forth in the Officer's Certificate in the form of Exhibit E, and (ii) an Officer's Certificate of the Servicer, dated the date of such delivery, bringing down to such date the matters set forth in the Officer's Certificate in the form of Exhibit F; and

          (j) promptly, notification in writing of any litigation, legal proceeding or dispute, whether or not in the ordinary course of business, affecting the Seller, whether or not fully covered by insurance, and regardless of the subject matter thereof.

     Section 5.03.  Negative Covenants of the Seller.  The Seller shall not,
                    --------------------------------
without the written consent of the Purchaser, the Operating Agent and the Collateral Agent:

          (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, or assign any right to receive income in respect of, (i) any Transferred Receivable or related Contract with respect thereto, or upon or with respect to any Lockbox Account, any Lockbox, the Collection Account, the Retention Account or other account in which any Collections of any Transferred Receivable are deposited, or (ii) except as permitted in the Seller's articles of incorporation, any of the Seller's property;

          (b) extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of the Transfer Agreement, any Related Document, the Credit and Collection Policies or of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto provided that the foregoing shall not prohibit the Seller from authorizing the Servicer to take such actions to the extent permitted hereunder, under the Transfer Agreement or by the Credit and Collection Policy;

          (c) make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be deposited to the Lockbox Account or any Lockbox other than (i) changes of a purely administrative nature which do not alter any directions to Obligors regarding the method, timing or place of payment, or (ii) changes to the method or timing of payments which are in accordance with the Credit and Collections Policy;

          (d) amend its articles or certificate of incorporation, its by-laws or this Agreement, the Transfer Agreement or the Services Agreement;

          (e) merge with or into, consolidate with or into, convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, or any capital stock or other ownership interest of, any Person (whether in one transaction or in a series of transactions), or own any Subsidiary;

          (f) prepare any financial statements which shall account for the transactions contemplated by the Transfer Agreement in any manner other than as a true sale or absolute assignment of the Transferred Receivables to the Seller from the Originator, or in any other respect account for or treat the transactions contemplated hereby (including but not limited to, for accounting, tax and reporting purposes) in any manner other than as a true sale or absolute assignment of the Transferred Receivables to the Seller from the Originator;

          (g) at any time (i) advance credit to any Person), or (ii) declare any dividends, repurchase any stock, return any capital, or otherwise make any distribution of cash or any other property, if after giving effect to such distribution, there would be a Purchase Excess;

          (h) create, incur, permit to exist or have outstanding any indebtedness, except:

               (i) indebtedness of the Seller to the Purchaser, any Affected Party, any Indemnified Party, the Servicer, the Originator or any other Person under the Transfer Agreement, this Agreement and the Subordinated Note;

               (ii) taxes, assessments and governmental charges; and

               (iii) the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

          (i) issue any additional shares or any right or option to acquire any shares, or any security convertible into any shares, of the capital stock of the Seller;

          (j) enter into, or be a party to, any transaction with any Person, other than pursuant to this Agreement, the Transfer Agreement or the Services Agreement; or

          (k) make or suffer to exist any purchases of assets or investments in any Person, including, without limitation, any shareholder, director, officer or employee of the Seller or any of the Originator's other Subsidiaries, except (i) Transferred Receivables, (ii) Permitted Investments, (iii) purchases and investments in an aggregate amount no greater than $25,000 per annum, and (iv) investments received in satisfaction of Defaulted Receivables in connection with any insolvency proceedings related to the Obligor thereof or out-of-court restructuring related to the Obligor thereof.


                                  ARTICLE VI

                         COLLECTIONS AND DISBURSEMENTS

     Section 6.01.  Establishment of Accounts.
                    -------------------------

          (a)  The Lockbox Account.
               -------------------

               (i) The Seller has established with a Lockbox Bank each Lockbox Account, into which the Servicer shall deposit from time to time all monies, instruments and other property received by it as Proceeds of the Transferred Receivables. The Seller agrees that prior to a Termination Event the Operating Agent, and upon the occurrence and during the continuation of a Termination Event the Collateral Agent, shall have exclusive dominion and control of each Lockbox Account and all monies, instruments and other property from time to time in each Lockbox Account. The Seller will not make or cause to be made, or have any ability to make or cause, any withdrawals from any Lockbox Account, except as provided in
     Section 6.01(b)(ii).

               (ii) The Seller and the Servicer have instructed all existing Obligors of Transferred Receivables, and will instruct all future Obligors, to make payments in respect of Transferred Receivables only (A) by check or money order mailed to one or more lockboxes or post office boxes under the control of the Operating Agent (each such box being a "LOCKBOX"), or (B) by wire transfer or moneygram directly to a Lockbox Account, or (C) by direct debits from such Obligor's account to the Lockbox Account. The Lockboxes and Lockbox Accounts to which mail payments are made as of the date hereof are listed on the attached Schedule 6. The Seller and the Servicer shall endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in the Lockbox Account, in the form so received (with all necessary endorsements), on the next Business Day after the Business Day on which such check or other instruments are received. In addition, the Seller and Servicer shall deposit or cause to be deposited in the Lockbox Account all cash, checks, money orders or other Proceeds of Collateral received other than in a Lockbox or by wire payments, in the form so received (with all necessary endorsements), not later than the close of business on the Business Day following the date of such receipt, and until so deposited all such items or other Proceeds shall be held in trust for the Collateral Agent. Neither the Seller nor the Servicer shall deposit any moneys not required or permitted under this Agreement or the Related Documents into the Lockboxes or Lockbox Accounts.

               (iii) If a Lockbox Agreement terminates for any reason or any Lockbox Bank fails to comply with its obligations under the related Lockbox Agreement for any reason, then the Seller shall promptly notify all Obligors to make all future wire payments to a new Lockbox Account with another Lockbox Bank. The Seller shall not close the Lockbox Account unless it shall have (1) received the prior written consent of the Operating Agent and the Collateral Agent, (2) established a new account with the same Lockbox Bank or with a new depositary institution reasonably satisfactory to the Operating Agent and the Collateral Agent, (3) entered into an agreement covering such new account with the Lockbox Bank or with such new depositary institution substantially in the form of the Lockbox Agreement or which is otherwise satisfactory in all respects to the Operating Agent and the Collateral Agent (whereupon, for all purposes of this Agreement and the Related Documents, such new account shall become the Lockbox Account, such new agreement shall become the Lockbox Agreement and any new depositary institution shall become the Lockbox Bank), and (4) taken all such action as the Collateral Agent shall require to grant and perfect a first priority security interest in such new Lockbox Account to the Collateral Agent under Section 8.01 of this Agreement. Other than pursuant to this Section 6.01(a), the Seller or Servicer shall not open any new Lockbox or Lockbox Account without the consent of the Operating Agent, the Collateral Agent and the Purchaser.

          (b) Collection Account.
               ------------------

               (i) The Purchaser has established and shall maintain a segregated deposit account with the Depositary titled "Redwood Receivables
     Corporation - Collection Account (Merisel Capital Funding, Inc.)" (the "COLLECTION ACCOUNT"). The Seller agrees that the Operating Agent shall have exclusive dominion and control of the Collection Account and all monies, instruments and other property from time to time in the Collection Account.

               (ii) Pursuant to Section 6.02, the Seller shall instruct the Lockbox Bank to transfer, and the Seller hereby grants each of the Operating Agent and the Collateral Agent the authority to instruct each Lockbox Bank to transfer, on each Business Day in same day funds, all available funds deposited in the Lockbox Account before such Business Day to the Collection Account. The Purchaser, the Operating Agent and the Collateral Agent may deposit into the Collection Account from time to time all monies, instruments and other property received by any of them as Proceeds of the Transferred Receivables. On each Business Day before the Facility Termination Date, so long as no Termination Event shall have occurred and be continuing, the Operating Agent shall instruct and cause the Depositary (which instruction may be in writing or by telephone confirmed promptly thereafter in writing) to release funds on deposit in the Collection Account in the order of priority set forth in Section 6.03. On each Business Day on and after the Facility Termination Date and on each Business Day during any period while a Termination Event has occurred and is continuing, the Collateral Agent may and the Operating Agent shall apply all amounts when received in the Collection Account in the order of priority set forth in Section 6.05.

               (iii) If the Depositary wishes to resign as depositary of the Collection Account for any reason or fails to carry out the instructions of the Operating Agent or the Collateral Agent for any reason, then the Purchaser or the Operating Agent shall promptly notify the Purchaser Secured Parties. The Purchaser shall not close the Collection Account unless it shall have (1) received the prior written consent of the Operating Agent and the Collateral Agent, (2) established a new account with the Depositary or with a new depositary institution reasonably satisfactory to the Operating Agent and the Collateral Agent, (3) entered into an agreement covering such new account with such new depositary institution satisfactory in all respects to the Operating Agent and the Collateral Agent (whereupon such new account shall become the Collection Account for all purposes of this Agreement and the Related Documents), and
     (4) taken all such action as the Collateral Agent shall require to grant and perfect a first priority security interest in such new Collection Account to the Collateral Agent under this Agreement.

          (c) Retention Account.  The Purchaser has established and shall
              -----------------
maintain a segregated deposit account with the Depositary and controlled by the Operating Agent titled "Redwood Receivables Corporation - Retention Account (Merisel Capital Funding, Inc.)" (the "RETENTION ACCOUNT").

          (d) Collateral Account.  The Purchaser has established and shall
              ------------------
maintain a segregated deposit account with the Depositary and controlled by the Operating Agent titled "Redwood Receivables Corporation - Collateral Account" (the "COLLATERAL ACCOUNT").

     Section 6.02.  Funding of Collection Account.
                    -----------------------------

          (a) As soon as practicable and in any event, no later then 10:00 a.m., on each Business Day:

               (i) the Operating Agent shall transfer all Collections deposited in any Lockbox Account prior to such Business Day to the Collection Account;

               (ii) the Purchaser shall, or shall cause the Collateral Agent to deposit in the Collection Account the amount required, pursuant to Section 2.04(b)(i);

               (iii) the Purchaser shall, or shall cause the Collateral Agent to, deposit any Seller LOC Draws made on such Business Day to the Collection Account;

               (iv) if, on the prior Business Day, the Operating Agent has notified the Seller of any Purchase Excess, the Seller shall deposit cash in the amount of such Purchase Excess in the Collection Account;

               (v) if on such Business Day the Seller is required to make other payments under this Agreement not previously retained out of Collections (including Indemnified Amounts not previously paid), the Seller shall deposit an amount equal to such payments in the Collection Account;

               (vi) if, on the prior Business Day, the Originator made a capital contribution of a Rejected Amount or repurchased a Transferred Receivable, pursuant to the Transfer Agreement, the Seller shall deposit cash in the amount received from the Originator for such contribution or repurchase in the Collection Account; and

               (vii) the Servicer shall deposit into the Collection Account the Outstanding Balance of any Transferred Receivable it elects to pay pursuant to Section 7.04.

          (b) If, two Business Days prior to any Settlement Date, the Operating Agent notifies the Seller of any Retention Account Deficiency pursuant to
Section 6.04(b), the Seller shall deposit cash in the amount of such deficiency into the Collection Account no later than 1:00 p.m. on such Settlement Date.

          (c) On and after the Facility Termination Date, the Operating Agent shall transfer all amounts held in the Retention Account as of that date to the Collection Account.

     Section 6.03.  Daily Disbursements From the Collection Account - Revolving
                    -----------------------------------------------------------
Period.  On each Business Day, as soon as practicable and in any event no later
------
than 12:00 p.m., during the Revolving Period, following the transfers made in accordance with Section 6.02, the Operating Agent shall disburse all amounts in the Collection Account in the following priority:

          (a) transfer all amounts in the Collection Account in the following priority:

               (i) to the Retention Account for the account of the Purchaser, the amount of any Retention Account Deficiency deposited pursuant to
     Section 6.02(b);

               (ii) to the Deferred Purchase Price Sub-Account, all Deferred Purchase Price Collections;

               (iii)  to the Capital Investment Sub-Account, the balance;

          (b) transfer all amounts in the Deferred Purchase Price Sub-Account, in the following priority:

               (i) to the Retention Account for the account of the Purchaser, an amount equal to the sum of

                     (A) Daily Yield;

                     (B) the Yield Shortfall for the prior Business Day;

                     (C) the Servicing Fee;

                     (D) the Servicing Fee Shortfall for the prior Business Day;

                     (E) the Unused Commitment Fee; and

                     (F) the Unused Commitment Fee Shortfall for the prior
                         Business Day;

               (ii) to the Capital Investment Sub-Account, an amount equal to the Dilution Funded Amount;

               (iii) if the Deferred Purchase Price Adjustment is less than zero, to the Capital Investment Sub-Account an amount equal to the absolute value of the Deferred Purchase Price Adjustment; and

               (iv) to an account previously designated by the Seller, in partial payment of the Deferred Purchase Price, the balance, if any; and

          (c) transfer all amounts in the Capital Investment Sub-Account, in the following priority:

               (i) to the Retention Account for the account of the Purchaser, the Yield Shortfall, the Servicing Fee Shortfall and the Unused Commitment Fee Shortfall, if any, following the transfer made pursuant to Section 6.03(b)(i);

               (ii) to the Collateral Account for the account of the Purchaser (or in the case of Indemnified Amounts, for the account of the Indemnified Party), amounts deposited into the Collection Account pursuant to Section 6.02(a)(v);

               (iii) to the Collateral Account for the account of the Purchaser, in reduction of its Capital Investment if, as disclosed in the most recently submitted Investment Base Certificate, there is a Purchase Excess, by transfer of such Purchase Excess;

               (iv) if, pursuant to a Seller Notice, the Seller has requested to reduce the Capital Investment of the Purchaser, to the Collateral Account for the account of the Seller, the lesser of (A) the amount of such request, in reduction of Capital Investment and the (B) the balance;

               (v) if the Deferred Purchase Price Adjustment is greater than zero, to the Seller an amount equal to the Deferred Purchase Price Adjustment, as partial payment of the Deferred Purchase Price;

               (vi) the balance, to an account previously designated by the Seller, as payment of the Cash Purchase Price for Purchases made on such day.

     Section 6.04.  Disbursements From the Retention Account - Settlement Date
                    ----------------------------------------------------------
Procedures - Revolving Period.
-----------------------------

          (a) As soon as practicable and in any event no later than 12:00 p.m. on each Settlement Date during the Revolving Period, the amounts held in the Retention Account shall be disbursed or retained by the Operating Agent in the following priority:

               (i) to the Collateral Account for the account of the Purchaser (or, if applicable, any Indemnified Party), in an amount equal to:

                     (A) an amount equal to the accrued and unpaid Daily Yield minus the Margin to the end of the preceding Settlement Period;

                     (B) an amount equal to the Letter of Credit Fee for the Preceding Settlement Period;

                     (C) all Additional Amounts incurred and payable to any Affected Party through the end of the preceding Settlement Period;

                     (D) all other amounts accrued and payable under this Agreement (including Indemnified Amounts incurred and payable to any Indemnified Party) through the end of the preceding Settlement Period to the extent not already transferred pursuant to Section 6.03(c)(ii); and

                     (E) if there is a Purchase Excess, an amount equal to such excess, in reduction of Capital Investment;

               (ii) to the Operating Agent, the accrued and unpaid Margin to the end of the preceding Settlement Period for distribution to the applicable parties;

               (iii) to the Servicer on behalf of the Seller, in an amount equal to its accrued and unpaid Servicing Fee to the end of the preceding Settlement Period;

               (iv) retained in the Retention Account, the Accrued Monthly Yield, Accrued Unused Commitment Fee and Accrued Servicing Fee as of that date; and

               (v) to the extent that the balance in the Retention Account exceeds the amount to be retained or disbursed under Sections 6.04(a)(i) through (iv), the excess to an account previously designated by the Seller.

          (b) No later than two Business Days prior to each Settlement Date, the Operating Agent shall determine and notify the Seller of any Retention Account Deficiency for the preceding Settlement Period, and the Seller shall deposit funds in the amount of such Retention Account Deficiency to the Collection Account pursuant to Section 6.02(b).

     Section 6.05.  Liquidation Settlement Procedures.  On each Business Day on
                    ---------------------------------
and after the Facility Termination Date, the Collateral Agent shall:

          (a) transfer all amounts in the Collection Account in the following priority:

               (i) to the Deferred Purchase Price Sub-Account, all Deferred Purchase Price Collections; and

               (ii) to the Capital Investment Sub-Account, the balance;

          (b) transfer all amounts in the Deferred Purchase Price Sub-Account, in the following priority:

               (i) if an Event of Servicer Termination has occurred and a Successor Servicer has been appointed, to the Successor Servicer in an amount equal to its accrued and unpaid Successor Servicing Fees and Expenses;

               (ii) to the Collateral Account for the account of the Purchaser, in an amount equal to, on any such Business Day on which Capital Investment is being maintained through the issuance of Commercial Paper (to the extent such Capital Investment exceeds Transaction Liquidity Loans then outstanding), accrued and unpaid CP Interest through and including such date;

               (iii) if there are Transaction Liquidity Loans outstanding, to the Transaction Liquidity Agent on behalf of the Transaction Liquidity Providers, in an amount equal to accrued and unpaid interest on the Transaction Liquidity Loans;

               (iv) to the Capital Investment Sub-Account:

                     (A)  amount equal to the Dilution Funded Amount;  and

                     (B) if there are Transaction Liquidity Loans then outstanding or Capital Investment exceeds the Transaction Liquidity Loans then outstanding, the balance, if any;

               (v) to the Letter of Credit Agent, if there are any outstanding LOC Draws in respect of the Seller, in an amount equal to accrued and unpaid interest on such outstanding LOC Draws;

               (vi) to the Collateral Account, an amount equal to (A) accrued and unpaid Daily Yield minus (B) the sum of (1) amounts paid pursuant to
     Section 6.05(b)(ii), (2) amounts paid pursuant to 6.05(b)(iii) and (3) amounts paid under 6.05(b)(v);

               (vii) if an Event of Servicer Termination has not occurred, to the Servicer in an amount equal to its accrued and unpaid Servicing Fee;

               (viii) upon payment in full of all amounts set forth in clauses
     (c)(i)-(c)(v) below, to an account previously designated by the Seller, in partial payment of the Deferred Purchase Price, the balance, if any; and

          (c) transfer all amounts in the Capital Investment Sub-Account, in the following priority:

               (i) to the Collateral Account for the account of the Purchaser, in an amount equal to,

                     (A) on any such Business Day on which Capital Investment is being maintained through the issuance of Commercial Paper (to the extent such Capital Investment exceeds Transaction Liquidity Loans then outstanding), accrued and unpaid CP Interest through and including such date, to the extent not paid pursuant to Sections 6.05(b)(ii) and 6.05(b)(vi); and

                     (B) on any such Business Day on which Capital Investment is being maintained through the issuance of Commercial Paper (to the extent such Capital Investment exceeds Transaction Liquidity Loans then outstanding), the principal of all Capital Investment in excess of such Transaction Liquidity Loans;

               (ii) if there are Transaction Liquidity Loans outstanding, to the Transaction Liquidity Agent on behalf of the Transaction Liquidity Providers, in an amount equal to:

                     (A) accrued and unpaid interest on the Transaction Liquidity Loans to the extent not paid pursuant to Section 6.05(b)(iii);

                     (B) the principal of outstanding Transaction Liquidity Loans; and

                     (C) any other amounts, including any fees, owing to the Transaction Liquidity Agent or Transaction Liquidity Providers in connection with the Transaction Liquidity Loans to the extent not paid pursuant to Section 6.05(b)(iii);

               (iii) to the Collateral Account for the account of the Purchaser, in an amount equal to:

                     (A) all Additional Amounts incurred and payable to any Affected Party; and

                     (B) all Indemnified Amounts incurred and payable to any Indemnified Party;

               (iv) to the Letter of Credit Agent, if there are any outstanding LOC Draws in respect of the Seller, in an amount equal to:

                     (A) accrued and unpaid interest on such outstanding LOC Draws;

                     (B) the principal of such outstanding LOC Draws; and

                     (C) including fees, owing to the Letter of Credit Agent in connection with such outstanding LOC Draws; and

               (v) if an Event of Servicer Termination has not occurred, to the Servicer in an amount equal to its accrued and unpaid Servicing Fee; and

               (vi) upon payment in full of all amounts set forth in clauses
     (c)(i)-(c)(v) above, to an account previously designated by the Seller, the balance, if any.

          (d) after the Facility Termination Date, on each day by no later than 11:00 a.m. the Operating Agent shall transfer all amounts then on deposit in the Retention Account to the Collateral Account;

     Section 6.06.  Investment of Accounts.  During the Revolving Period, to the
                    ----------------------
extent there are uninvested amounts deposited in the Collateral Account or the Retention Account, the Operating Agent shall invest all such amounts in Permitted Investments selected by the Operating Agent that mature no later than the immediately succeeding Business Day, in the case of the Collateral Account, and the immediately succeeding Settlement Date, in the case of the Retention Account. On or after the Facility Termination Date, any investment of such amounts shall be solely at the discretion of the Operating Agent, subject to the restrictions described above.

     Section 6.07.  Termination Procedure.
                    ---------------------

          (a) On the earlier of (i) the first Business Day after the Facility Termination Date on which the Capital Investment has been reduced to zero or
(ii) the Final Purchase Date, if the payments required to be made pursuant to Sections 6.05(a), (b) and (c) have not been made in full, the Seller shall immediately deposit into the Collection Account an amount sufficient to make such payments in full.

          (b) On the first Business Day after the Facility Termination Date on which the payments required pursuant to Subsections 6.05(a), (b) and (c) have been made in full, all amounts held in the Collection Account and the Retention Account, if any, shall be disbursed in immediately available funds to the Seller and all security interests of the Purchaser and the Collateral Agent in all Transferred Receivables owned by the Seller or other Seller Collateral shall be released by the Purchaser and the Collateral Agent. Such disbursement shall constitute the final payment to which the Seller is entitled pursuant to the terms of this Agreement.


                                  ARTICLE VII

                          APPOINTMENT OF THE SERVICER

     Section 7.01.  Appointment of the Servicer.  The Purchaser hereby appoints
                    ---------------------------
the Servicer as its agent to service the Transferred Receivables and enforce its rights and interests in and under each Transferred Receivable and each related Contract and to serve in such capacity until the termination of its responsibilities pursuant to Sections 9.02 or 11.01. The Servicer hereby agrees to perform the duties and obligations with respect thereto set forth herein.
The Servicer may, with the prior consent of the Purchaser, the Operating Agent, and the Collateral Agent subcontract with a Sub-Servicer for collection, servicing or administration of the Transferred Receivables, provided, that (a)
                                                            --------
the Servicer shall remain liable for the performance of the duties and obligations of the Sub-Servicer pursuant to the terms hereof, and (b) any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Transferred Receivables involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Purchaser, Operating Agent and the Collateral Agent shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the Sub-Servicer.

     Section 7.02.  Duties and Responsibilities of the Servicer.
                    -------------------------------------------

          (a) The Servicer shall conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all such actions (i) as may be necessary or advisable to service, administer and collect each

Transferred Receivable from time to time; (ii) as the Servicer would take if the Transferred Receivables were owned and serviced by the Servicer, and (iii) as are consistent with industry practice for the servicing of such Transferred Receivables.

          (b) The Purchaser, the Operating Agent and the Collateral Agent shall not have any obligation or liability with respect to any Transferred Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.

     Section 7.03.  Collections on Receivables.  In the event that the Servicer
                    --------------------------
is unable to determine the specific Receivables on which Collections have been received from an Obligor, for the purposes of this Agreement only, the parties agree that such Collections shall be deemed to have been received on the Receivables in the order in which they were originated with respect to such Obligor. In the event that the Servicer is unable to determine the specific Receivables on which discounts, offsets or other non-cash reductions have been granted or made with respect to an Obligor, the parties agree that such reductions shall be deemed to have been granted or made (i) prior to a Termination Event, in the reasonable discretion of the Servicer, and (ii) after a Termination Event, in the reverse order in which they were originated with respect to such Obligor.

     Section 7.04.  Authorization of the Servicer.  Each of the Seller and the
                    -----------------------------
Purchaser hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the ownership of the Transferred Receivables by the Purchaser and the pledge to the Collateral Agent, in the determination of the Servicer, to collect all amounts due under any and all such Transferred Receivables, including, without limitation, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to such Transferred Receivables and, after the delinquency of any such Transferred Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence proceedings with respect to enforcing payment of such Transferred Receivables and the related Contracts, and adjusting, settling or compromising the account or payment thereof, to the same extent as the Originator could have done if it had continued to own such Receivable. Each Originator, the Seller and the Purchaser shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectibility of the Transferred Receivables. Notwithstanding anything to the contrary contained herein, the Purchaser, the Collateral Agent and the Operating Agent shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is the Originator or otherwise) to commence or settle any legal action to enforce collection of any such Transferred Receivable or to foreclose upon, repossess or take any other action which the Collateral Agent or the Operating Agent deems necessary or advisable with respect thereto; provided, that the Servicer may, rather than commencing such action or taking other enforcement action, at its option elect to pay the Purchaser the Outstanding Balance of such Transferred Receivable. In no event shall the Servicer be entitled to make the Purchaser, the Collateral Agent or the Operating Agent a party to any litigation without such party's express prior written consent, or to make the Seller a party to any litigation without the Operating Agent's consent.

     Section 7.05.  Servicing Fees.  As compensation for its servicing
                    --------------
activities and as reimbursement for its expenses in connection therewith, the Servicer shall be entitled to receive the Servicing Fees in the manner set forth in Sections 6.04 and 6.05, payable monthly in arrears on each Settlement Date with respect to the preceding Settlement Period. The Servicer shall be required to pay for all expenses incurred by the Servicer in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment therefor other than the Servicing Fees.

     Section 7.06.  Covenants of the Servicer.  The Servicer shall (unless
                    -------------------------
having previously received the prior written consent of the Operating Agent and the Collateral Agent):

          (a) not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to (and any such purported disposition shall be null and void), any Transferred Receivable or related Contract with respect thereto, or upon or with respect to the Lockbox Account, the Lockboxes, the Collection Account, the Retention Account or any other account to which any Collections of any Transferred Receivable are deposited, or assign any right to receive income in respect thereof;

          (b) not extend, amend or otherwise modify the terms of any Transferred Receivable (other than adjusting, settling or compromising the account or payment of a Transferred Receivable pursuant to Section 7.04 and except for deferments in the ordinary course of business which are consistent with the Credit and Collection Policies), or amend, modify or waive any term or condition of any Contract related thereto except in the case of any such contracts for any amendments, modifications or waivers that (i) do not affect the payment terms for any Transferred Receivable or (ii) do not adversely affect the quality or collectability of any such Transferred Receivable;

          (c) not make any changes in the nature of its business, purposes or operations which could reasonably result in a material adverse effect on its ability to perform its servicing obligations hereunder;

          (d) not make any change in its instructions to Obligors to make payments to the Lockboxes or Lockbox Accounts other than (i) changes of a purely administrative nature which do not alter any directions to Obligors regarding the method, timing or place of payment, or (ii) changes to the method or timing of payments which are in accordance with the Credit and Collections Policy;

          (e) not merge with or into, consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, any Person (whether in one transaction or in a series of transactions) except where such action would not have a material adverse effect on the business of the Servicer or the ability of the Servicer to perform its obligations under this Agreement or any Related Document;

          (f) not make any change to its corporate name or use any tradenames, fictitious names, assumed names or "doing business as" names except those disclosed on Schedule 1 to the Transfer Agreement and after at least thirty days prior written notice to the Operating Agent, Collateral Agent and Redwood;

          (g) identify the Transferred Receivables clearly and unambiguously in its Servicing Records to reflect that such Transferred Receivables are owned by the Seller;

          (h) comply in all material respects with the Credit and Collection Policies in regard to each Transferred Receivable and the related Contracts; and

          (i) comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Transferred Receivables, related Contracts and Collections with respect thereto, provided that the Servicer shall be deemed to have complied with any such requirements for as long as the Servicer contests in good faith the application of such requirement, a stay has been granted with respect to any penalty imposed on the Servicer in respect of such requirement and no final unappealable order in respect of such requirement has been made against the Servicer.

     Section 7.07.  Reporting.  During the term of this Agreement, if Merisel
                    ---------
Americas, Inc. or any Affiliate thereof is not the Servicer, the Servicer shall furnish to the Collateral Agent, the Operating Agent and the Purchaser:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Servicer, a copy of the audited consolidated financial statement of the Servicer and its consolidated Subsidiaries as of the end of such year and the related consolidated statements of income and retained earnings, and of cash flow, of the Servicer and its consolidated Subsidiaries for such year, in each case reported on by Deloitte & Touche or other firm of nationally recognized independent public accountants acceptable to the Operating Agent (accompanied by consolidating financial information received by such accounting firm and a satisfactory management letter) and each other report or statement sent to shareholders or publicly filed by the Servicer;

          (b) on or before the 45th day after each quarter, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar quarter and of its performance under this

Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such quarter, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, (iii) the Servicer has complied with the covenants set forth in Section 7.06 and Exhibit H, and (iv) the representations and warranties of the Servicer in Section 4.02 are true and correct as if made on the date of such Officer's Certificate;

          (c) written notification of the occurrence of a Termination Event (including, without limitation, a material adverse change in the financial condition of the Originator) or an Incipient Event;

          (d) written notification of any action, suit, proceeding, dispute, offset deduction, defense or counterclaim that is or may be asserted by an Obligor with respect to any Transferred Receivable; and

          (e) such other periodic, special or other reports or information as the Purchaser, the Operating Agent or the Collateral Agent may require.

     Section 7.08.  Annual Statement as to Compliance.  If Merisel Americas,
                    ---------------------------------
Inc. or any Affiliate thereof is not the Servicer, the Servicer shall deliver to the Collateral Agent, the Operating Agent and the Purchaser on or before 90 days after the end of each fiscal year, an Officer's Certificate stating, as to each signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, (c) the Servicer has complied with the covenants set forth in Section 7.06 and Exhibit H, and (d) the representations and warranties of the Servicer in Section 4.02 are true and correct as if made on the date of such Officer's Certificate.

     Section 7.09.  Annual Independent Public Accountants' Servicing and
                    ----------------------------------------------------
Compliance Report.  If Merisel Americas, Inc. or any Affiliate thereof is not
-----------------
the Servicer, the Servicer shall deliver to the Collateral Agent, the Operating Agent and the Purchaser as soon as available and in any event within 90 days after the end of each fiscal year, a report from Deloitte & Touche or other firm of nationally recognized independent public accountants acceptable to the Operating Agent (upon which report the Operating Agent and the Collateral Agent may rely) to the effect that such firm:

          (a) certifies that the Servicer is in compliance in all material respects with its covenants and conditions as set forth herein (including those covenants set forth on Exhibit H); and

          (b) such firm has examined the Weekly Reports delivered during the period covered by such report (including the Investment Base Certificates attached thereto) and such Records relating to the Transferred Receivables as such firm deems necessary as a basis for the report contemplated by this Section 7.09(b) and that, on the basis of such examination, such Weekly Reports have been prepared in compliance with this Agreement, except for such exceptions as shall be set forth in such statement.


                                 ARTICLE VIII

                          GRANT OF SECURITY INTERESTS

     Section 8.01. Seller's Grant of Security Interest. It is the intention of
                   -----------------------------------
the parties hereto that each payment by the Purchaser to the Seller with respect to Transferred Receivables to be made hereunder shall constitute a purchase and sale of such Transferred Receivables and not a loan. If, however, a court of competent jurisdiction holds that the transaction evidenced hereby constitutes a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law. In such regard and, in any event, as security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Seller Secured Obligations, the Seller hereby assigns and pledges to the Purchaser, and grants to the Purchaser a security interest in and lien upon, all of the Seller's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Seller now has or hereafter acquires an interest and wherever the same may be located (collectively, the "SELLER COLLATERAL"):

          (a) all Transferred Receivables, Contracts and Collections;

          (b) the Transfer Agreement, all Lockbox Agreements and all other Related Documents now or hereafter in effect relating to the purchase, servicing or processing of such Transferred Receivables (the "SELLER ASSIGNED AGREEMENTS"), including (i) all rights of the Seller to receive moneys due and to become due under or pursuant to the Seller Assigned Agreements, (ii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Seller Assigned Agreements, (iii) claims of the Seller for damages arising out of or for breach of or default under the Seller Assigned Agreements, and (iv) the right of the Seller to amend, waive or terminate the Seller Assigned Agreements, to perform under the Seller Assigned Agreements and to compel performance and otherwise exercise all remedies under the Seller Assigned Agreements;

          (c) all of the following (the "SELLER ACCOUNT COLLATERAL"):

               (i) the Lockbox Account, the Lockboxes and all funds held in the Lockbox Account and the Lockboxes and all certificates and instruments, if any, from time to time representing or evidencing the Lockbox Account, the Lockboxes or such funds,

               (ii) the Collection Account and the Retention Account, all funds held in the Collection Account and the Retention Account, and all certificates and instruments, if any, from time to time representing or evidencing the Collection Account, the Retention Account or such funds,

               (iii) all Investments from time to time of amounts in the Collection Account and the Retention Account, and all certificates and instruments, if any, from time to time representing or evidencing such Investments,

               (iv) all notes, certificates of deposit and other instruments related to the Receivables or the Related Documents from time to time delivered to or otherwise possessed by the Purchaser or any assignee or agent on behalf of the Purchaser in substitution for or in addition to any of the then existing Seller Account Collateral, and

               (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Seller Account Collateral;

          (d) all additional property related to the Receivables and the Related Documents that may from time to time hereafter be granted and pledged by the Seller or by anyone on its behalf under this Agreement, including the deposit with the Purchaser, the Operating Agent or the Collateral Agent of additional moneys by the Seller; and

          (e) all Proceeds, accessions, substitutions, rents and profits of any and all of the foregoing Seller Collateral (including Proceeds that constitute property of the types described in Sections 8.01(a) through (d) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Purchaser or any assignee or agent on behalf of the Purchaser is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Seller Collateral.

     Section 8.02. Seller's Certification. The Seller hereby certifies that (a)
                   ----------------------
the benefits of the representations and warranties of each Originator made under the Transfer Agreement have been assigned to the Purchaser and the Collateral Agent; (b) the rights of the Seller under the Transfer Agreement to require a capital contribution or payment of a Rejected Amount from an Originator may be enforced by the Purchaser and the Collateral Agent; and (c) the Transfer Agreement provides that the representations, warranties and covenants described in Sections 4.01 and 4.02 shall survive the sale of the Transferred Receivables and the termination of the Transfer Agreement and this Agreement.

     Section 8.03. Consent to Assignment. Each of the Seller, each Originator
                   ---------------------
and the Servicer acknowledges and consents to the security interest over the Seller Collateral created pursuant to the Collateral Agent Agreement and acknowledges the rights of the Collateral Agent and the covenants given by the Purchaser in favor of the Collateral Agent set forth in the Collateral Agent Agreement, and further acknowledges and consents that the Collateral Agent shall be entitled to enforce the provisions of the Seller Assigned Agreements to which the Seller, the Originator or the Servicer is a party and shall be entitled to all the rights and remedies of the Purchaser thereunder. In addition, each of the Seller, each Originator and the Servicer hereby authorizes the Collateral Agent to rely on the representations and warranties of the Seller, each Originator or the Servicer, respectively, contained in the Seller Assigned Agreements to which the Seller, the Originator or the Servicer is a party and in any other certificates and documents furnished by the Seller, the Originator or the Servicer to any party in connection therewith.

     Section 8.04. Delivery of Collateral. All certificates or instruments
                   ----------------------
representing or evidencing Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant to the Collateral Agent Agreement and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent, and to the extent not constituting an assignment shall be irrevocable powers of attorney coupled with an interest. The Collateral Agent shall have the right, at any time in its discretion following the occurrence of and during the continuation of a Termination Event and without prior notice to the Seller or the Purchaser, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

     Section 8.05. Seller Remains Liable. Notwithstanding anything in this
                   ---------------------
Agreement, (a) each of the Seller and each Originator shall remain liable under the Transferred Receivables, Contracts, Seller Assigned Agreements and other agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Purchaser or the Collateral Agent of any of its rights under this Agreement or the Collateral Agent Agreement shall not release the Seller or the Servicer from any of their respective duties or obligations under the Transferred Receivables, Contracts, Seller Assigned Agreements or other agreements included in the Collateral, (c) the Purchaser, the Collateral Agent and the Purchaser Secured Parties shall not have any obligation or liability under the Transferred Receivables, Contracts, Seller Assigned Agreements or other agreements included in the Collateral by reason of this Agreement or the Collateral Agent Agreement, and (d) neither the Collateral Agent nor any of the other Secured Parties shall be obligated to perform any of the obligations or duties of the Seller or the Servicer under the Transferred Receivables, Contracts, Seller Assigned Agreements or other agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement or the Collateral Agent Agreement.

     Section 8.06. Covenants of the Seller and Servicer Regarding the
                   --------------------------------------------------
Collateral.
----------

          (a) Offices and Records.  The Seller shall keep its chief place of
              -------------------
business and chief executive offices and the office where it keeps its Records at the respective locations specified in Schedule 5 or, upon at least 30 days prior written notice to the Collateral Agent, at such other location in a jurisdiction where all action required by Section 8.06(f) shall have been taken with respect to the Collateral. The Seller and the Servicer shall, for not less than three years or for such longer period as may be required by law, from the date on which any Transferred Receivable arose, maintain adequate Records with respect to each Transferred Receivable, including records of all payments received, credits granted and merchandise returned. Upon prior notice to the Seller and the Servicer, except after the occurrence of any Termination Event, the Seller and the Servicer will permit representatives of the Operating Agent and the Collateral Agent at any time and from time to time during normal business hours, and at such times outside of normal business hours as the Operating Agent and the Collateral Agent shall reasonably request, (i) to inspect and make copies of and abstracts from such records, and (ii) to visit the properties of the Seller or the Servicer utilized in connection with the collection, processing or servicing of the Transferred Receivables for the purpose of examining such Records, and to discuss matters relating to the Receivables or the Seller's or Servicer's performance under this Agreement with any officer or employee of the Seller or Servicer having knowledge of such matters. In connection therewith, the Operating Agent or the Collateral Agent may institute procedures to permit it to confirm the Obligor balances in respect of any Transferred Receivables. Each of the Seller and the Servicer agrees to render to the Operating Agent and the Collateral Agent such clerical and other assistance as may be requested with regard to the foregoing. If a Termination Event shall have occurred and be continuing, promptly upon request therefor, the Seller or the Servicer shall deliver to the Collateral Agent records reflecting activity through the close of business on the immediately preceding Business Day.

          (b) Collection of Transferred Receivables.  Except as otherwise
              -------------------------------------
provided in this Section 8.06(b), the Seller shall continue to collect or cause to be collected, at its own expense, all amounts due or to become due to the Seller under the Transferred Receivables, the Seller Assigned Agreements and any other Seller Collateral. In connection with such collections, the Seller may take (and at the Collateral Agent's direction after a Termination Event has occurred and is continuing, shall take) such action as the Seller or the Collateral Agent may deem necessary or advisable to enforce collection of the Transferred Receivables and the Seller Assigned Agreements; provided, however, that the Collateral Agent may, at any time that a Termination Event has occurred and is continuing, notify any Obligor with respect to any Transferred Receivables or obligors under the Seller Assigned Agreements of the assignment of such Transferred Receivables or Seller Assigned Agreements, as the case may be, to the Collateral Agent and direct that payments of all amounts due or to become due to the Seller thereunder be made directly to the Collateral Agent or any servicer, collection agent or lockbox or other account designated by the Collateral Agent and, upon such notification and at the expense of the Seller, the Collateral Agent may enforce collection of any such Transferred Receivables or the Seller

Assigned Agreements and adjust, settle or compromise the amount or payment thereof, provided that the Seller may, rather than commencing such action or taking other enforcement action, at its option, elect to cause such Transferred Receivable to be subject to options (i) to (iii) of Section 4.04 of the Transfer Agreement.

          (c) Maintain Records of Transferred Receivables.  The Seller and the
              -------------------------------------------
Servicer shall, at their own cost and expense, maintain satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. Each of the Seller and the Servicer will mark conspicuously with a legend, in form and substance satisfactory to the Collateral Agent, its aged receivables report, to evidence this Agreement and the assignment and security interest granted by this Article VIII. Upon the occurrence and during the continuation of a Termination Event, the Seller and Servicer shall (i) deliver and turn over to the Collateral Agent or to its representatives, or at the option of the Collateral Agent shall provide the Collateral Agent or its representatives with access to, after the occurrence of a Termination Event, at any time, and during all other times, during ordinary business hours, on demand of the Collateral Agent, all of the Seller's and Servicer's facilities, personnel, books and records pertaining to the Collateral, including all Records, and (ii) allow the Collateral Agent to occupy the premises of the Seller and the Servicer where such books, records and Records are maintained, and utilize such premises, the equipment thereon and any personnel of the Seller or the Servicer that the Collateral Agent may wish to employ to administer, service and collect the Transferred Receivables.

          (d) Performance of Seller Assigned Agreements.  The Seller or the
              -----------------------------------------
Servicer, as applicable, shall (i) perform and observe all the terms and provisions of the Seller Assigned Agreements to be performed or observed by it, maintain the Seller Assigned Agreements in full force and effect, enforce the Seller Assigned Agreements in accordance with their terms and take all such action to such end as may be from time to time reasonably requested by the Collateral Agent, and (ii) upon request of the Operating Agent or the Collateral Agent, make to any other party to the Seller Assigned Agreements such demands and requests for information and reports or for action as the Seller is entitled to make under the Seller Assigned Agreements.

          (e) Notice of Adverse Claim.  Each of the Seller and the Servicer
              -----------------------
shall advise the Purchaser, the Operating Agent and the Collateral Agent promptly, in reasonable detail, (i) of any Adverse Claim known to it made or asserted against any of the Seller Collateral, (ii) of the occurrence of any event which would have a material adverse effect on the aggregate value of the Seller Collateral or on the assignments and security interests granted by the Seller in this Agreement and (iii) of the occurrence of any event described in
Section 4.02(h)(iii), (iv) or (v) of the Transfer Agreement with respect to any Obligor with an Outstanding Balance of Transferred Receivables of $1 million or more at any one time.

          (f) Further Assurances; Financing Statements.
              ----------------------------------------

               (i) Each of the Seller and the Servicer severally agrees that at any time and from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or reasonably desirable or that the Purchaser, the Operating Agent or the Collateral Agent may reasonably request to perfect and protect the assignments and security interests granted or purported to be granted by this Article VIII or to enable the Purchaser, the Operating Agent or the Collateral Agent to exercise and enforce its rights and remedies under this Agreement and the Collateral Agent Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Seller shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or, in the reasonable opinion of the Purchaser, the Operating Agent or the Collateral Agent, desirable or that the Purchaser, the Operating Agent or the Collateral Agent may reasonably request to protect and preserve the assignments and security interests granted by this Agreement and the Collateral Agent Agreement.

               (ii) The Seller and the Purchaser hereby severally authorize the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Seller or the Purchaser where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Collateral Agent will promptly send to the Seller any financing or continuation statements thereto which it files without the signature of the Seller and will promptly send to the Purchaser any financing or continuation statements thereto which it files without the signature of the Purchaser except, in the case of filings of copies of this Agreement as financing statements, the Collateral Agent will promptly send the Seller or the Purchaser, as the case may be, the filing or recordation information with respect thereto.

               (iii) Each of the Seller and the Servicer shall furnish to the Collateral Agent from time to time such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.


                                    ARTICLE IX

                               TERMINATION EVENTS

     Section 9.01. Termination Events. If any of the following events (each, a
                   ------------------
"TERMINATION EVENT") shall occur and be continuing:

          (a) (i) the Seller shall default in the payment of any amount owed by it hereunder and such failure shall remain unremedied for one Business Day, (ii) the Seller shall fail to perform or observe any covenant in Sections 5.03(a),
(b), (c), (e), (g), (h) or (k), or (iii) the Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or the Related Documents and such failure shall remain unremedied for ten days, in each case after written notice thereof shall have been given by the Operating Agent or the Collateral Agent to the Seller; or

          (b) (i) a payment default has occurred and is continuing under any instrument or agreement to which GE Capital or any of its Affiliates is a party, evidencing, securing or providing for the issuance of Debt of the Originator or the Seller, or (ii) a party has accelerated any payment of Debt under any instrument or agreement evidencing, securing or providing for the issuance of Debt of the Originator or the Seller in an amount exceeding $1,000,000; or

          (c) the Originator or the Seller shall generally not pay any of its respective Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Originator or the Seller seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or any of its Debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur, or the Originator or the Seller shall take any corporate action to authorize any of the actions set forth in this subsection; or

          (d) judgments or orders for the payment of money (other than such judgments or orders in respect of which adequate insurance is maintained for the payment thereof) in excess of $1,000,000 in the aggregate against the Originator or any Affiliate of the Originator shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more; or

          (e) a judgment or order for the payment of money is rendered against the Seller; or

          (f) there is a material breach of any of the representations and warranties of the Seller set forth in Section 4.01; or

          (g) any Governmental Authority (including the Internal Revenue Service or the PBGC) shall file notice of a lien in an aggregate amount greater than $1,000,000 with regard to any assets of the Originator (other than a lien (i) limited by its terms to assets other than Receivables and (ii) not materially adversely affecting the financial condition of such Originator or the Originator's ability to perform as Servicer hereunder); or

          (h) any Governmental Authority (including the Internal Revenue Service or the PBGC) shall file notice of a lien with regard to any of the assets of the Seller; or

          (i) the Operating Agent or the Collateral Agent has determined that any event which materially adversely affects the collectibility of the Receivables has occurred, or that any other event which materially adversely affects the financial condition of the Seller, the ability of the Originator or the Seller to collect Receivables or the ability of the Seller to perform hereunder has occurred; or

          (j) there shall occur a failure of the Originator to make any payment, repurchase any Transferred Receivables or substitute any Transferred Receivables with Eligible Receivables as required under Section 4.04 of the Transfer Agreement for one Business Day, or if the Transfer Agreement shall for any reason cease to evidence the transfer to the Seller (or its assignees or transferees) of the legal and equitable title to, and ownership of, the Transferred Receivables; or

          (k) any Lockbox Agreement or the Transfer Agreement have been amended or terminated without the written consent of the Purchaser, the Operating Agent and the Collateral Agent; or

          (l) an Event of Servicer Termination has occurred; or

          (m) the Operating Agent has determined that the funding of Receivables hereunder is impracticable due to a drop in or withdrawal of any of the ratings assigned to the Purchaser's Commercial Paper, the imposition of Additional Amounts, restrictions on the amount of Transferred Receivables it may finance or the inability of the Purchaser to issue Commercial Paper; or

          (n) the Purchaser and the Collateral Agent cease to hold a first priority, perfected ownership interest in the Transferred Receivables; or

          (o) a Seller LOC Draw has occurred; or

          (p) the obligations of the Transaction Liquidity Providers to make Transaction Liquidity Loans, the proceeds of which may be used by the Purchaser to make Purchases to the Seller, have terminated; or

          (q) a breach of the covenants in Exhibit H has occurred; or

          (r) a breach of a provision of the Transfer Agreement has occurred that is not remedied within 1 Business Day in accordance with Section 4.04 thereof;

          (s) an Event of Default under the Collateral Agent Agreement has occurred; or

          (t) the short term debt rating of a Transaction Liquidity Provider has been downgraded by a Rating Agency and such Transaction Liquidity Provider has not been replaced in accordance with the Transaction Liquidity Agreement within 30 days; or

          (u) the Purchase Discount Rate shall be less than 50% for two consecutive Settlement Periods;

then and in any such event, the Operating Agent shall, at the request, or may with the consent, of the Purchaser or the Collateral Agent, by notice to the Seller declare the Facility Termination Date to have occurred, whereupon the Facility Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Seller; provided, that in the event that any of the Termination Events described
        --------
in subsections (b)(i), (c), (o), (p), (s) or (t) have occurred or the Termination Event described in subsection (a)(i) has occurred and remained unremedied for four days, the Facility Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Seller. The Operating Agent shall (i) give notice to the Servicer of any downgrade of a Transaction Liquidity Provider pursuant to subsection (t), and (ii) give notice as soon as practicable, but no later than the later of (x) 60 days' before the date of termination or (y) promptly after receipt of notice by the Transaction Liquidity Provider of termination of the obligations of the Transaction Liquidity Provider to make Transaction Liquidity Loans, the proceeds of which may be used by the Purchaser to make Purchases to the Seller shall have terminated, notify the Seller and Servicer, provided that the failure to give notice pursuant to (i) and (ii) above shall not affect the operation of this Section 9.01.

     Section 9.02. Events of Servicer Termination. If any of the following
                   ------------------------------
events (each, an "EVENT OF SERVICER TERMINATION") shall occur and be continuing:

          (a) the Servicer shall fail to perform or observe any term, covenant or agreement contained in this Agreement and such failure shall remain unremedied for ten days after written notice thereof shall have been given by the Purchaser, the Collateral Agent or the Operating Agent to the Servicer; or

          (b) (i) a default has occurred and is continuing under any instrument or agreement to which GE Capital or any of its Affiliates is a party, evidencing, securing or providing for the issuance of Debt of the Servicer, or
(ii) a party has accelerated any payment of Debt under any instrument or agreement evidencing, securing or providing for the issuance of Debt of the Servicer in an amount exceeding $1,000,000; or

          (c) the Servicer shall generally not pay any of its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or any of its Debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur, or the Servicer shall take any corporate action to authorize any of the actions set forth in this subsection; or

          (d) judgments or orders for the payment of money (other than such judgments or orders in respect of which adequate insurance is maintained for the payment thereof) in excess of $1,000,000 in the aggregate against the Servicer or any of its Affiliates shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more; or

          (e) there is a breach of any of the representations and warranties of the Servicer set forth in Section 4.02 that is not remedied within 1 Business Day in accordance with Section 4.04 of the Transfer Agreement; or

          (f) the Operating Agent or the Collateral Agent shall have determined that any event which materially adversely affects the ability of the Servicer to collect Receivables or to otherwise perform hereunder has occurred; or

          (g) a Termination Event shall have occurred or this Agreement shall have been terminated; or

          (h) a deterioration has taken place in the quality of servicing of Transferred Receivables or other Receivables serviced by the Servicer which either the Operating Agent or the Collateral Agent, each in its sole discretion, determines to be material, and such material deterioration has not been eliminated within thirty (30) days of Purchaser's written notice to Servicer of such deterioration or the Operating Agent or the Collateral Agent determines that an event has occurred which materially adversely affects the ability of the Servicer to perform hereunder; or

          (i) the Servicer shall assign or purport to assign any of its obligations hereunder or under the Transfer Agreement without the prior written consent of the Operating Agent and the Collateral Agent; or

          (j) the Seller's board of directors has determined that it is in the best interests of the Seller to terminate the Servicer and shall have given the Servicer, the Operating Agent, the Purchaser and the Collateral Agent at least 30 days written notice thereof, then, and in any such event, the Operating Agent shall (on behalf of the Seller), at the request, or may with the consent, of the Purchaser or the Collateral Agent, by delivery of a Servicer Termination Notice to the Seller and the Servicer, terminate the servicing responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer. Upon any such declaration, all authority and power of the Servicer under this Agreement and the Transfer Agreement shall pass to and be vested in the Successor Servicer appointed pursuant to Section 11.02; provided, that notwithstanding anything to the contrary herein, the Seller
--------
agrees that it will continue to follow the procedures set forth in Section 7.02(a) with respect to Collections on Transferred Receivables.


                                    ARTICLE X

                                    REMEDIES

     Section 10.01. Actions Upon Termination Event. If any Termination Event
                    ------------------------------
shall have occurred and be continuing and the Operating Agent shall have declared the Facility Termination Date to have occurred or the Facility Termination Date shall have been deemed to have occurred pursuant to Section 9.01, then the Collateral Agent may exercise in respect of the Seller Collateral, in addition to any and all other rights and remedies otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, may take the following remedial actions:

          (a) The Collateral Agent may, without notice to the Seller except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Seller Secured Obligations against amounts payable to the Seller from the Collection Account, the Lockbox Account, the Retention Account or any part of such accounts in accordance with the priorities required by Sections 6.03, 6.04 and 6.05.

          (b) The Collateral Agent may, without notice except as specified below, solicit and accept bids for and sell the Seller Collateral or any part of the Seller Collateral in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Purchaser's, Operating Agent's or Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Seller agrees that, to the extent notice of sale shall be required by law, at least ten Business Days' notice to the Seller of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Seller Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Seller in and to the Seller Collateral so sold, and shall be a perpetual bar, both at law and in equity, against the Seller, the Originator, any Person claiming the Seller Collateral sold through the Seller, the Originator and their respective successors or assigns.

          (c) Upon the completion of any sale under Section 10.01(b), the Seller or the Servicer will deliver or cause to be delivered all of the Seller Collateral sold to the purchaser or purchasers at such sale on the date of sale, or within a reasonable time thereafter if it shall be impractical to make immediate delivery, but in any event full title and right of possession to such property shall pass to such purchaser or purchasers forthwith upon the completion of such sale. Nevertheless, if so requested by the Collateral Agent or by any purchaser, the Seller shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request.

          (d) At any public sale under Section 10.01(b), the Purchaser, the Collateral Agent or any Purchaser Secured Party may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

          (e) The Collateral Agent may exercise at the Seller's expense any and all rights and remedies of the Seller under or in connection with the Seller Assigned Agreements or the other Seller Collateral, including any and all rights of the Seller to demand or otherwise require payment of any amount under, or performance of any provisions of, the Seller Assigned Agreements.

     Section 10.02.  Exercise of Remedies.  No failure or delay on the part
                     --------------------
of the Collateral Agent to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller, the Servicer, the Originator or the Operating Agent, on the one hand, and the Collateral Agent, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement are cumulative and not exclusive of any rights or remedies which the Collateral Agent or the Secured Parties would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

     Section 10.03.  Severability of Remedies.  The invalidity of any
                     ------------------------
remedy in any jurisdiction shall not invalidate such remedy in any other jurisdiction. The invalidity or unenforceability of the remedies herein provided in any jurisdiction shall not in any way affect the right of the enforcement in such jurisdiction or elsewhere of any of the other remedies herein provided.

     Section 10.04. Power of Attorney. Each of the Originator and the Servicer
                    -----------------
hereby irrevocably appoints the Collateral Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Article X, such power of attorney to take effect from the date and during the continuance of any Termination Event, including with the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Originator Collateral in connection with any sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Originator and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to this Agreement and any Related Document. Nevertheless, if so requested by the Collateral Agent or a purchaser of Originator Collateral, the Originator shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

     Section 10.05. Continuing Security Interest. This Agreement shall create a
                    ----------------------------
continuing security interest in the Collateral until the satisfaction of Section 6.07(b).


                                  ARTICLE XI

                              SUCCESSOR SERVICER

     Section 11.01.  Servicer Not to Resign.  The Servicer shall not resign
                     ----------------------
from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder has become impermissible under applicable law or regulation, and (b) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder become permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Purchaser, the Collateral Agent and the Operating Agent. No such resignation shall become effective until a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 11.02.

     Section 11.02. Appointment of the Successor Servicer. In connection with
                    -------------------------------------
the termination of the Servicer's responsibilities under this Agreement pursuant to Section 9.02 or 11.01, the Operating Agent shall (a) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations as Servicer (but not in any other capacity, including specifically not its obligations under Section 12.02) under this Agreement (and except that the Operating Agent makes no representations and warranties pursuant to Section 4.02), or (b) appoint a successor servicer to the Servicer which shall be acceptable to the Collateral Agent and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement (the Operating Agent, in such capacity, or such successor servicer being referred to as the "SUCCESSOR SERVICER"); provided, that the Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of its appointment as Successor Servicer. In selecting a Successor Servicer, the Operating Agent may obtain bids from any potential Successor Servicer and may agree to any bid it deems appropriate. The Successor Servicer shall accept its appointment by executing, acknowledging and delivering to the Operating Agent and the Collateral Agent an instrument in form and substance acceptable to the Operating Agent and the Collateral Agent.

     Section 11.03. Duties of the Servicer. At any time following the
                    ----------------------
appointment of a Successor Servicer:

          (a) The Servicer agrees that it will terminate its activities as Servicer hereunder in a manner acceptable to the Collateral Agent so as to facilitate the transfer of servicing to the Successor Servicer including, without limitation, timely delivery (i) to the Collateral Agent of any funds that were required to be remitted to the Collateral Agent for deposit in the Collection Account, and (ii) to the Successor Servicer, at a place selected by the Successor Servicer, of all Servicing Records and other information with respect to the Transferred Receivables. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may be required to more fully and definitely vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

          (b) The Servicer shall terminate each Sub-Servicing Agreement that may have been entered into and the Successor Servicer shall not be deemed to have assumed any of the Servicer's interest therein or to have replaced the Servicer as a party to any such Sub-Servicing Agreement.

     Section 11.04. Effect of Termination or Resignation. Any termination or
                    ------------------------------------
resignation of the Servicer under this Agreement shall not affect any claims that the Originator, the Collateral Agent, the Purchaser or the Operating Agent may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.

                                  ARTICLE XII

                                INDEMNIFICATION

     Section 12.01.  Indemnities by the Seller.
                     -------------------------

          (a) Without limiting any other rights that the Collateral Agent, the Purchaser, the Operating Agent, the Transaction Liquidity Agent, any Transaction Liquidity Lender, the Letter of Credit Agent or any Letter of Credit Provider or any director, officer, employee, agent or incorporator of such party (each an "INDEMNIFIED PARTY") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, and reasonable costs and expenses of any nature whatsoever related thereto, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS"), which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to (i) any breach of the Seller's obligations under this Agreement or any Related Document, (ii) the sale or the pledge of the Transferred Receivables, or (iii) any Receivable or any Contract, excluding, however, (A) Indemnified Amounts to the extent resulting solely from gross negligence or willful misconduct on the part of such Indemnified Party or (B) consequential, indirect, punitive or exemplary damages; provided, however, that
                                                        --------
if a court of competent jurisdiction in a final non-appealable order determines that such Indemnified Amounts arose in part from such Indemnified Party's gross negligence or wilful misconduct, the Seller shall reimburse such Indemnified Party for the portion of such Claim not resulting from such Indemnified Party's gross negligence or wilful misconduct. To the extent such a determination of gross negligence or wilful misconduct is made after payment of any Indemnified Amounts related thereto, the Seller shall be repaid any amounts reimbursed under the preceding clause that due to such determination it should not have paid. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

        (A) reliance on any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement, any Related Document or any report or other information delivered by the Seller pursuant hereto which shall have been incorrect in any material respect when made or deemed made or delivered;

        (B) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement, any Related Document or any agreement executed by it in connection with this Agreement or with any applicable law, rule or regulation with respect to any Transferred Receivable or its related Contract, or the nonconformity of any Transferred Receivable or its related Contract with any such applicable law, rule or regulation; or

        (C) the failure to vest and maintain vested in the Purchaser legal and equitable title to and ownership of the Receivables which are, or are purported to be, Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim (except as permitted hereunder) whether existing at the time of the purchase of such Receivable or at any time thereafter, and to maintain or transfer to the Collateral Agent a first priority, perfected security interest therein, excluding, however, (A) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (B) consequential, indirect, punitive or exemplary damages provided, however, that
                                                       --------
if a court of competent jurisdiction in a final non-appealable order determines that such Indemnified Amounts arose in part from such Indemnified Party's gross negligence or wilful misconduct, the Seller shall reimburse such Indemnified Party for the portion of such Claim not resulting from such Indemnified Party's gross negligence or wilful misconduct. To the extent such a determination of gross negligence or wilful misconduct is made after payment of any Indemnified Amounts related thereto, the Seller shall be repaid any amounts reimbursed under the preceding clause that due to such determination it should not have paid.

          (b) Any Indemnified Amounts subject to the indemnification provisions of this Section 12.01 not paid in accordance with Article VI, to the extent that funds are available therefor in accordance with the provisions of Article VI, shall be paid to the Indemnified Party within five Business Days following demand therefor.

          (c) If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall promptly notify the Seller of the commencement of any litigation, proceeding or other action in respect thereof; provided, however, that the failure to notify the Seller shall not relieve the Seller from any liability or obligation that it may have hereunder or otherwise to such Indemnified Party, except to the extent the Seller is actually prejudiced thereby. Each Indemnified Party shall have the right to control its own defense, but shall consult from time to time with the Seller and in no event shall the Seller, in connection with any one action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expense of more than one firm of attorneys (together with any appropriate local counsel) at any time acting for GE Capital, GE Capital Markets Group Inc. or their employees, directors or officers (collectively "GE PERSONS"), unless any such GE Person has been advised by legal counsel that (a) the representation of such GE Person by legal counsel acting for other GE Persons would be inappropriate due to actual or potential conflicts of interest or (b) there may be legal defenses available to such GE Person that are different from or additional to those available to any other GE Person represented by such legal counsel; provided, that any Indemnified Party other than any GE Person shall not be restricted from hiring separate legal counsel the fees and expenses for which the Seller shall be liable as provided herein. Notwithstanding anything to the contrary contained
             --------
herein, the Seller shall not have any obligation to hold harmless or indemnify any Indemnified Party for the amount of any cash settlement if any Indemnified Party enters into any such cash settlement of a claim without the prior written consent of the Seller, which consent will not be unreasonably withheld or delayed and in the event the Seller shall not consent to any proposed settlement, then the Seller shall notify such Indemnified Party in writing of the amount which the Seller is willing to pay (and if no such written notification is provided, the Seller will be deemed to consent to the entire cash settlement); provided that the Seller shall in any
                                        --------
event continue to be obligated to hold harmless and indemnify such Indemnified Party for legal costs in relation to such Indemnified Amount as provided herein. If, for any reason, no settlement is made, all indemnity obligations under this
Section 12.01 shall continue.

     Section 12.02.  Indemnities by the Servicer.
                     ---------------------------

          (a) Without limiting any other rights that an Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or relating to any breach of the Servicer's obligations under this Agreement, excluding, however, (A) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (B) recourse solely for uncollectible and uncollected Transferred Receivables and (C) consequential, indirect, punitive or exemplary damages; provided, however, that if a court of competent jurisdiction in a final
         --------
non-appealable order determines that such Indemnified Amounts arose in part from such Indemnified Party's gross negligence or wilful misconduct, the Servicer shall reimburse such Indemnified Party for the portion of such Claim not resulting from such Indemnified Party's gross negligence or wilful misconduct. To the extent such a determination of gross negligence or wilful misconduct is made after payment of any Indemnified Amounts related thereto, the Servicer shall be repaid any amounts reimbursed under the preceding clause that due to such determination it should not have paid. Without limiting or being limited by the foregoing, the Servicer shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

               (i) reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement, any Related Document or any report or other information delivered by the Servicer pursuant hereto which shall have been incorrect in any material respect when made or deemed made or delivered; or

               (ii) the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement, any Related Document or any agreement executed by it in connection with this Agreement or with any applicable law, rule or regulation with respect to any Transferred Receivable or its related Contract, or the imposition of any Adverse Claim (except as permitted hereunder) with respect to a Transferred Receivable as a result of the Servicer's actions hereunder, excluding, however, (A) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party (B) recourse solely for uncollectible and uncollected Transferred Receivables and
(C) consequential, indirect, punitive or exemplary damages; provided, however,
                                                            --------
that if a court of competent jurisdiction in a final non-appealable order determines that such Indemnified Amounts arose in part from such Indemnified Party's gross negligence or wilful misconduct, the Servicer shall reimburse such Indemnified Party for the portion of such Claim not resulting from such Indemnified Party's gross negligence or wilful misconduct. To the extent such a determination of gross negligence or wilful misconduct is made after payment of any Indemnified Amounts related thereto, the Servicer shall be repaid any amounts reimbursed under the preceding clause that due to such determination it should not have paid.

          (b) Any Indemnified Amounts subject to the indemnification provisions of this Section 12.02 shall be paid to the Indemnified Party within five Business Days following demand therefor.

          (c) If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall promptly notify the Servicer of the commencement of any litigation, proceeding or other action in respect thereof; provided, however, that the failure to notify the Servicer shall not relieve the Servicer from any liability or obligation that it may have hereunder or otherwise to such Indemnified Party, except to the extent the Servicer is actually prejudiced thereby. Each Indemnified Party shall have the right to control its own defense, but shall consult from time to time with the Servicer and in no event shall the Servicer, in connection with any one action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expense of more than one firm of attorneys (together with any appropriate local counsel) at any time acting for GE Persons, unless any such GE Person has been advised by legal counsel that (a) the representation of such GE Person by legal counsel acting for other GE Persons would be inappropriate due to actual or potential conflicts of interest or (b) there may be legal defenses available to such GE Person that are different from or additional to those available to any other GE Person represented by such legal counsel; provided, that any Indemnified Party other than any GE Person shall not
         --------
be restricted from hiring separate legal counsel the fees and expenses for which the Servicer shall be liable as provided herein. Notwithstanding anything to the contrary contained herein, the Servicer shall not have any obligation to hold harmless or indemnify any Indemnified Party for the amount of any cash settlement if any Indemnified Party enters into any such cash settlement of a claim without the prior written consent of the Servicer, which consent will not be unreasonably withheld or delayed and in the event the Servicer shall not consent to any proposed settlement, then the Servicer shall notify such Indemnified Party in writing of the amount which the Servicer is willing to pay (and if no such written notification is provided, the Servicer will be deemed to consent to the entire cash settlement); provided that the Servicer shall in any
                                        --------
event continue to be obligated to hold harmless and indemnify such Indemnified Party for legal costs in relation to such Indemnified Amount as provided herein. If, for any reason, no settlement is made, all indemnity obligations under this Article V shall continue.


                                 ARTICLE XIII

                                OPERATING AGENT

     Section 13.01. Authorization and Action. The Operating Agent may take such
                    ------------------------
action and carry out such functions under this Agreement as are delegated to it by the terms hereof, pursuant to the Operating Agent Agreement or otherwise contemplated hereby or thereby or are reasonably incidental thereto; provided,
                                                                     --------
that the duties of the Operating Agent shall be determined solely by the express provisions of this Agreement and other than the duties set forth in Section
13.02 any permissive right of the Operating Agent hereunder shall not be construed as a duty.

     Section 13.02. Reliance, etc. None of the Operating Agent, any Affiliate
                    -------------
thereof nor any of their respective directors, officers, agents or employees will be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, the Program Documents or the Related Documents, except when caused solely by their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Seller, the Servicer and the Purchaser hereby acknowledge and agree that the Operating Agent
(a) acts as agent hereunder for the Purchaser and has no duties or obligations to, will incur no liabilities or obligations to, and does not act as anagent in any capacity for, the Seller or the Originator, (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (c) makes no warranty or representation hereunder and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement, the Program Documents or the Related Documents, (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Program Documents or Related Documents on the part of the Seller, the Servicer or the Purchaser or to inspect the property (including the books and records) of the Seller, the Servicer or the Purchaser, (e) shall not be responsible to the Seller, the Servicer or the Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto (including the Related Documents), (f) shall incur no liability under or in respect of this Agreement, the Program Documents or the Related Documents by acting upon any notice or communication (including a communication by telephone), consent, certificate or other instrument or writing believed by it to be genuine and signed, sent or communicated by the proper party or parties and (g) shall not be bound to make any investigation into the facts or matters stated in any notice or other communication hereunder and may rely on the accuracy of such facts or matters.

     Section 13.03.  GE Capital and Affiliates.  GE Capital and its
                     -------------------------
Affiliates may generally engage in any kind of business with the Seller, the Originator, the Servicer, the Purchaser or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of such parties or any of their respective Affiliates, all as if GE Capital were not the Operating Agent, and without the duty to account therefor to the Seller, the Originator, the Servicer, the Purchaser or any other Person.


                                  ARTICLE XIV

                                 MISCELLANEOUS

     Section 14.01.  Notices, Etc.  All notices and other communications
                      ------------
provided for hereunder, unless otherwise stated herein, shall be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.

     Section 14.02. Binding Effect; Assignability. This Agreement shall be
                    -----------------------------
binding upon and inure to the benefit of the Seller, the Servicer, the Purchaser, the Operating Agent and their respective permitted successors and assigns. Neither the Seller nor the Servicer may assign any of their rights and obligations hereunder or any interest herein without the prior written consent of the Purchaser, the Collateral Agent and the Operating Agent and unless each Rating Agency shall have confirmed in writing to the Purchaser and the Operating Agent that such assignment would not result in a withdrawal or reduction of the then current rating by such Rating Agency of the Commercial Paper. The Purchaser, the Collateral Agent and the Operating Agent may, at any time, without the consent of the Seller, the Originator or the Servicer, assign any of their respective rights and obligations hereunder or interest herein to any Affiliate of GE Capital or any party to any Program Document. Any such assignee may further assign at any time its rights and obligations hereunder or interests herein to any other Affiliate of GE Capital or any party to any Program Document without the consent of the Seller, any Originator or the Servicer. Otherwise, the Purchaser, the Collateral Agent and the Operating Agent may not assign any of their rights hereunder or their interests herein without the prior written consent of the Seller. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, that the
                                                --------
rights and remedies with respect to any breach of any representation and warranty made by the Seller or the Servicer pursuant to Article IV and the indemnification and payment provisions of Article XII shall be continuing and shall survive any termination of this Agreement.

     Section 14.03.  Costs, Expenses and Taxes.
                     -------------------------

          (a) In addition to the rights of indemnification under Article XII hereof, the Seller agrees to pay upon demand all reasonable costs and expenses and taxes (excluding income and similar taxes) incurred by the Purchaser, the Operating Agent or the Collateral Agent in connection with the administration (including periodic auditing after a Termination Event, Rating Agency requirements, modification and amendment) of this Agreement, the Related Documents and the other documents to be delivered hereunder. The Seller further agrees to pay on demand reasonable fees and out-of-pocket expenses of counsel for the Purchaser, the Operating Agent and the Collateral Agent incurred after the Effective Date with respect thereto and with respect to advising the Purchaser, the Operating Agent or the Collateral Agent as to its rights and remedies under this Agreement, the Related Documents and the other agreements executed pursuant hereto. The Seller further agrees to pay within 20 Business Days after demand all reasonable and documented costs, counsel fees and expenses in connection with the enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement, the Related Documents and the other agreements and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 14.03 in accordance with the provisions of Article VI to the extent that funds are available therefor in accordance therewith.

          (b) In addition, the Seller shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, the Related Documents or the other agreements and documents to be delivered hereunder, and agrees to indemnify and save each Indemnified Party from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          (c) In the event that the Operating Agent reasonably determines that any of the costs referred to in paragraphs (a) or (b) above were in any part incurred on behalf of, or are attributable to the actions of, borrowers or sellers under Other Purchase Agreements, the Seller shall have no liability hereunder in excess of the Seller's Share of such costs.

          (d) If the Seller or the Servicer fails to perform any agreement or obligation contained herein, the Purchaser, the Collateral Agent or the Operating Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of such party incurred in connection therewith shall be payable by the party which has failed to so perform upon such party's demand therefor.

     Section 14.04.  Confidentiality.
                     ---------------

          (a) The Servicer and the Seller agree to maintain the confidentiality of this Agreement (and all drafts of this agreement and documents ancillary to this Agreement) in their communications with third parties other than any Affected Party or any Indemnified Party and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft of this Agreement and documents ancillary to this Agreement) except to an Affected Party or an Indemnified Party. The Purchaser and the Operating Agent agree to maintain the confidentiality of this Agreement and any information furnished by the Seller, the Servicer or any Originator pursuant to this Agreement or the Transfer Agreement (and all drafts of this agreement and documents ancillary to this Agreement) in their communications with third parties other than any Affected Party or any Indemnified Party and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft of this Agreement and documents ancillary to this Agreement) except to an Affected Party or an Indemnified Party.

          (b) Notwithstanding Section 14.04(a), (i) the general terms of the transactions contemplated by this Agreement and the Related Documents may be disclosed to any existing lender to or potential investor in the Parent that has agreed in writing not to disclose such terms, and (ii) this Agreement and the Related Documents may be disclosed (A) if required to be filed publicly with the Securities and Exchange Commission, (B) to the certified public accountants of the Parent to the extent necessary, (C) to the extent otherwise required by applicable law, rule or regulation, (D) to the extent required under a valid and appropriately limited subpoena or equivalent legal process or (E) if the Affected Party otherwise consents in writing.

          (c) The Seller and the Servicer agree that they shall not (and the Servicer shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents without the prior written consent of the Operating Agent and its assignees (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Seller and the Servicer shall consult with the Operating Agent and its assignees prior to the issuance of such news release or public announcement.

     Section 14.05. No Proceedings. The Seller and the Servicer each hereby
                    --------------
agrees that it will not, directly or indirectly, institute, or cause to be instituted, against the Purchaser any proceeding of the type referred to in
Section 9.01(c) so long as there shall not have elapsed one year plus one day since the latest maturing Commercial Paper has been paid in full in cash.

     Section 14.06.  Amendments; Waivers; Consents.  No modification,
                     -----------------------------
amendment or waiver of or with respect to any provision of this Agreement, the Related Documents or any other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by the Seller or the Servicer from any of the terms or conditions hereof or thereof, shall be effective unless it shall be in writing and signed by each of the parties hereto and with respect to any material modification, amendment or waiver, satisfies the Rating Agency Condition. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Seller, the Originator or the Servicer in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. This Agreement, the Related Documents and the documents referred to therein embody the entire agreement among the Seller, the Purchaser, the Operating Agent, the Collateral Agent and the Servicer and supersede all prior agreements and understandings relating to the subject hereof.

     Section 14.07. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
                    ------------------------------------------------------
TRIAL.
-----

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF).

          (b) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESSES SET FORTH BELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON
                                                                   ---------
CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND
----------
CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 14.07(b) SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     Section 14.08.  Execution in Counterparts; Severability.  This
                     ---------------------------------------
Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation shall not in any way be affected or impaired thereby in such jurisdiction and the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation shall not be impaired thereby in any other jurisdiction.

     Section 14.09.  Descriptive Headings.  The descriptive headings of the
                     --------------------
various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     Section 14.10. Limited Recourse. The obligations of the Purchaser under
                    ----------------
this Agreement and all Related Documents are solely the corporate obligations of the Purchaser. No recourse shall be had for the payment of any amount owing in respect of Purchases or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement or any other Related Document against any shareholder, employee, officer, director, agent or incorporator of the Purchaser. Any accrued obligations owing by the Purchaser under this Agreement shall be payable by the Purchaser solely to the extent that funds are available therefor from time to time in accordance with the provisions of Article VI of the Collateral Agent Agreement and Article VI of this Agreement (and such accrued obligations shall not be extinguished until paid in full).

IN WITNESS WHEREOF, the parties have caused this Receivables Purchase and Servicing Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                         MERISEL AMERICAS, INC., as Servicer

                         By______________________________
                           Name:  ______________________
                           Title:  _____________________

                         Address:  200 Continental Boulevard
                                   El Segundo, CA  90245
                         Attention:  Timothy Jenson, Treasurer
                         Phone number:  (310) 615-6850
                         Telecopier number: (310) 615-6882

                         REDWOOD RECEIVABLES CORPORATION, as Purchaser

                         By______________________________
                           Name:  ______________________
                           Title:  _____________________

                         Address:  c/o General Electric Capital
                                   Corporation
                                   260 Long Ridge Road
                                   Stamford, Connecticut  06727
                                   Attention:  Redwood Administrator

                         Phone number:  (203) 961-5488
                         Telecopier number:  (203) 357-6330
                                     or (203) 961-2953

                         MERISEL CAPITAL FUNDING, INC., as
                         Seller

                         By______________________________
                           Name:  ______________________
                           Title:  _____________________

                         Address:  200 Continental Boulevard
                                   Suite 301
                                   El Segundo, CA  90245
                                   Attention:  Charles Freedman
                         Phone number:  (310) 615-6861
                         Telecopier number: (310) 615-6882

                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         as Operating Agent and Collateral Agent

                         By______________________________
                           Name:  ______________________
                           Title:  _____________________

                         Address:  201 High Ridge Road
                                   Stamford, Connecticut  06927
                         Attention:  Vice President -
                                     Portfolio/Merisel
                         Phone number:  (203) 316-7606
                         Telecopier number:  (203) 316-7821

                                                                      Schedule 1
                                                                      ----------


                              CONCENTRATION LIMITS
                              --------------------


               Obligor Long-Term             Concentration Limit
                  Debt Rating/1/                  Percentage
                  -----------                     ----------

               AA/Aa2 or higher                       15%

               A/A3                                    8%

               Less than A/A3                          4%











--------------
/1/ An Obligor may have a deemed rating equivalent to the debt rating of its parent corporation (provided that the parent is liable for the debts of the Obligor) or an unconditional third party insurer or guarantor under an insurance contract or a guarantee acceptable to the Operating Agreement and the Collateral Agreement.

                                                                      Schedule 2
                                                                      ----------


                               EXCLUDED OBLIGORS
                               -----------------


                                      None

                                                                         Annex A
                                                                         -------
                                                                            to
                                                                            --
                                                                      Schedule 2
                                                                      ----------


                            FORM OF AMENDING LETTER
                            -----------------------


                                                                   [Insert Date]

Merisel Capital Funding, Inc.
200 Continental Boulevard
El Segundo, California  90245

Attention:

Redwood Receivables Corporation
c/o General Electric Capital Corporation
260 Long Ridge Road
Stamford, CT  06727
Attention:  Redwood Administrator

Merisel Americas, Inc.
200 Continental Boulevard
El Segundo, California  90245


     Re: Receivables Purchase and Servicing Agreement, dated as of ____________, 1995

Ladies and Gentlemen:

          This notice is given pursuant to the Receivables Purchase and Servicing Agreement, dated as of ____________, 1995 (the "Purchase Agreement"), between Redwood Receivables Corporation (the "Purchaser"), General Electric Capital Corporation, as agent for the Company (in such capacity, the "Operating Agent") and as collateral agent for the Purchaser Secured Parties (in such capacity, the "Collateral Agent"), Merisel Capital Funding, Inc. (the "Seller") and Merisel Americas, Inc. (the "Originator"). Capitalized terms used but not defined in this notice have the meanings ascribed to such terms in the Purchase Agreement.

          The Operating Agent hereby amends Schedule 2 to the Purchase Agreement as follows:

          [The following Obligors are added to Schedule 2 as "Excluded
Obligors":]

          [The following Obligors are removed from Schedule 2:]

          The effective date of this amendment to Schedule 2 is ____________, 199_.

                                 Very truly yours,

                                 GENERAL ELECTRIC CAPITAL
                                  CORPORATION


                                 By:___________________________
                                 Name:
                                 Title:

                                                                      Schedule 3
                                                                      ----------
                         DETERMINATION OF "DAILY YIELD"
                         ------------------------------


#1)    Daily Yield                         = Daily Yield Rate x Capital Investment on the
                                             preceding day

#2)    Daily Yield Rate

       (a)  Pre-Termination                = Daily Base Yield Rate + Daily Margin

       (b)  Post-Termination               = Daily Termination Yield Rate + Daily Default
                                             Margin

#3)    Daily Base Yield Rate               = (Daily Weighted Average CP Rate + Daily
                                             Weighted Average Liquidity Rate) x Redwood
                                             Funding Factor

#4)    Daily Termination Yield Rate        = Average of Liquidity Rates (being the greater
       Liquidity Rate                        of NYCHA Prime or 30 Day CP + 1.00%) of
                                             Transaction Liquidity Loans Outstanding
                                             weighted by the amount of each Transaction
                                             Liquidity Loan

#5)    Daily Weighted Average              = (CP Outstanding/Senior Debt) x (Weighted
       CP Rate                               Average CP Rate/360)

#6)    Weighted Average                    = Average of CP Rates for all tranches of CP
       CP Rate                               Outstanding issued by the Purchaser,
                                             weighted by CP Outstanding in each tranche

#7)    Daily Weighted Average              = (Liquidity Loans Outstanding/Senior Debt) x
       Liquidity Rate                        (Weighted Average Liquidity Rate/360 Days)

#8)    Weighted Average                    = Average of Liquidity Rates (being the greater
       Liquidity Rate                        of NYCHA Prime or 30 Day CP + 1.00%) of
                                             Liquidity Loans Outstanding weighted by the
                                             amount of each Liquidity Loan

#9)    Senior Debt                         = CP Outstanding + Liquidity Loans Outstanding

#10)   Redwood Funding                     = Total Redwood Debt/Total Purchases
       Factor                                Outstanding


Definitions
-----------

     "CP Interest" means (a) the Daily Weighted Average CP Rate times (b)(i) the
      -----------
Capital Investment outstanding at the beginning of the day minus (ii) Transaction Liquidity Loans outstanding at the beginning of the day.

     "CP Outstanding" means the sum of the face value of all Commercial Paper.
      --------------

     "CP Rates" means the rate of interest on Commercial Paper.
      --------

     "Daily Margin" means 0.45% divided by 360.
      ------------

     "Daily Default Margin" means 2.45% divided by 360.
      --------------------

     "Liquidity Loans Outstanding" means the sum of all Liquidity Loans.
      ---------------------------

     "LOC Deposits" means, for any day, the amount, if any, of proceeds from LOC
      ------------
Draws Outstanding not used to pay maturing Commercial Paper or Liquidity Loans and remaining in the Collateral Account at the end of such day.

     "LOC Draws" means any payments made to the Purchaser in respect of the
      ---------
Letter of Credit.

     "LOC Draws Outstanding" means, at any time, (a) any LOC Draws to date minus
      ---------------------
(b) any payments made prior to such time to reimburse such LOC Draws.

     "RFC" means a receivables financing company that either sells receivables
      ---
to the Purchaser, or makes borrowings from the Purchaser secured by receivables.

     "Total Purchases Outstanding" means, at any time, the aggregate of the
      ---------------------------
Capital Investment at such time, plus the amounts corresponding to advances outstanding for all other RFCs other than the Seller that have pledged receivables as collateral for such advances from the Purchaser at such time, plus the purchases outstanding for all RFCs other than the Seller as sellers of receivables to the Purchaser at such time.

     "Total Redwood Debt" means, at any time, the aggregate of the Purchaser's
      ------------------
Senior Debt, plus LOC Draws Outstanding, minus LOC Deposits for all RFCs at such time.

                                                                      Schedule 4
                                                                      ----------
                             YIELD DISCOUNT AMOUNT
                             ---------------------

Yield Discount Amount               =    Purchase Rate Discount Amount
                                       + Yield Volatility Discount Amount
                                       + Unused Commitment Fee Discount Amount
                                       + Servicing Fee Discount Amount

#1      Purchase Rate               =    Capital Investment
          Discount Amount              x Daily Yield Rate (see Schedule 3)
                                       x Liquidation Term Factor
                                       x 360

#2      Yield Volatility            =    Capital Investment
          Discount Amount              x Yield Volatility Percentage
                                       x Liquidation Term Factor

#3      Unused Commitment Fee       =    Capital Investment Available
          Discount Amount              x Unused Commitment Fee Rate
                                       x Liquidation Term Factor

#4      Servicing Fee               =    Outstanding Balances of Transferred
          Discount Amount                  Receivables
                                       x Servicing Fee Rate
                                       x Liquidation Term Factor

#5      Liquidation Term            =    Expected Liquidation Period/360
          Factor

#6      Unused Purchase             =    Adjusted Purchase Limit
          Amount                       - Capital Investment Outstanding

------------

     "Adjusted Purchase Limit" means, for any day,
      -----------------------

          (i) $200,000,000, if the Capital Investment on such day is less than $200,000,000;

          (ii) $250,000,000, if the Capital Investment on such day is equal to or exceeds $200,000,000, but is less than $250,000,000; or

          (iii) $300,000,000, if the Capital Investment on such day is equal to or exceeds $250,000,000.

     "Expected Liquidation Period" means the product of (i) the weighted
      ---------------------------
average number of days from the date of the Investment Base Certificate to the invoice due date for the Outstanding Balance of Transferred Receivables and
(ii) 2.

     "Yield Volatility Percentage" means the maximum increase in interest rates
      ---------------------------
anticipated over the Expected Liquidation Period, as determined from time to time by the Collateral Agent.

                                                                      Schedule 5
                                                                      ----------



                            ADDRESSES OF THE SELLER
                            -----------------------


Merisel Capital Funding, Inc.
200 Continental Blvd.
Suite 301
El Segundo, California  90245

                                                                      Schedule 6
                                                                      ----------



                         LOCKBOXES AND LOCKBOX ACCOUNTS
                         ------------------------------

FIRST CHICAGO
-------------------

Lockbox    Type       Lockbox Address              Street Address
--------   --------   -------------------------    ------------------------------
70826      TERMS      P.O. Box 70826               First National Bank of Chicago
                      Chicago, IL  60661           525 West Monroe
                                                   Seventh Floor Mailroom
                                                   Chicago, IL  60661
                                                   Attn:  Merisel Box 70826

100006     TERMS      P.O. Box 100006              First Chicago National
                      Pasadena, CA  91189          Processing Center
                                                   First Floor
                                                   1111 Arroyo Parkway Plaza
                                                   Pasadena, CA  92205

13534      TERMS      P. O. Box 13534              First Chicago National
                      Newark, NJ  07188            Processing Center
                                                   Third Floor
                                                   300 Harmon Meadow Blvd.
                                                   Secaucus, NJ  07094

905031     TERMS      P.O. Box 905031              First Chicago National
                      Charlotte, NC  28290-5031    Processing Center
                                                   Suite 108
                                                   806 Tyzola Road
                                                   Charlotte, NC  28217

730203     TERMS      P.O. Box 730203              First Chicago National
                      Dallas, TX  75373-0203       Processing Center
                                                   Suite 600
                                                   1801 Royal Lane
                                                   Dallas, TX  75229

52-73900   DDA        (N/A)                        LOCKBOX CONCENTRATION
                                                   First Chicago
                                                   525 W. Monroe
                                                   Chicago, IL  60671

Lockbox    Type       Lockbox Address              Street Address
--------   --------   -------------------------    -----------------------------
CITIBANK
--------

7798       TERMS      P.O. Box 7247-7798          Citibank (Delaware)
                      Philadelphia, PA            Citicorp Plaza
                      19170-7798                  One Penn's Way
                                                  New Castle, DE  19720

3846-8303  DDA        (N/A)                       Citibank, N.A. (NY)
                                                  399 Park Ave.
                                                  New York, NY  10020
UNION BANK
----------

33595-     DDA        Union Bank                  Union Bank
00962                 P.O. Box 90098              S. Figueroa
                      Los Angeles, CA             Los Angeles, CA  90051
                      90009

MCF CONC-             For GECC to Remit           No direct customer receipts
ENTRATION             Funds to:                   intended for this account:
ACCOUNT

4066-0417  DDA        (N/A)                       Citibank, N.A. (NY)
                                                  399 Park Ave.
                                                  New York, NY  10020

N/A        Credit     N/A                         Harris Bank
           Card                                   700 East Lake Cook Road
           Agree-                                 Buffalo Grove, IL 60089
           ment


                                                                      Schedule 7
                                                                      ----------


                           LIST OF SELLER AGREEMENTS
                           -------------------------


1. Amended and Restated Trade Receivables Purchase and Sale Agreement Dated as of November 29, 1994
     Merisel Capital Funding, Inc. as Seller
     Corporate Receivables Corporation as Investor
     Citicorp North Americas, Inc. as Agent

2.   Receivables Contribution and Sale Agreement
     Dated as of November 29, 1994
     Merisel Americas, Inc. as Seller
     Merisel Capital Funding, Inc. as Buyer

3.   Amended and Restated Ancillary Services Agreement
     Dated as of October 2, 1995
     Merisel, Inc.
     Merisel Capital Funding, Inc.

4.   Consent and Assignment
     Dated November 29, 1994
     Merisel Capital Funding, Inc.

5.   Subordinated Promissory Note
     Dated November 29, 1994
     Merisel Capital Funding, Inc., as Buyer
     Merisel Americas, Inc., as Seller

6.   Purchase and Sale Assignment and Assumption Agreement
     Dated as of November 29, 1994
     Merisel Americas, Inc., as the Assignor
     Merisel Capital Funding, Inc., as the Assignee

                                                                      Schedule 8
                                                                      ----------


                       LIST OF ORIGINATOR/SERVICER TRADE,
                    FICTITIOUS, ASSUMED AND "DOING BUSINESS
                                  AS" NAMES
                   -----------------------------------------


1.   Merisel Americas, Inc. dba Channel Services Group

2.   E. Information Company, trade name of Merisel Americas, Inc.

3.   Merchandising Solutions, trade name of Merisel Americas, Inc.

                                                                     Exhibit A-1
                                                                              to
                                                              Purchase Agreement

                  FORM OF SELLER NOTICE - Request for Purchase
                  --------------------------------------------

                                                                   [Insert Date]

Redwood Receivables Corporation
C/o General Electric Capital Corporation
260 Long Ridge Road
Stamford, CT  06727
Attention:  Redwood Administrator

General Electric Capital Corporation,
     as Operating Agent
C/o General Electric Capital Corporation
201 High Ridge Road
Stamford, CT  06927
Attention:  Vice President - Portfolio/Merisel

     Re: Receivables Purchase and Servicing Agreement, dated as of ____________, 1995

Ladies and Gentlemen:

       This notice is given pursuant to Section 2.03(b) of the Receivables Purchase and Servicing Agreement, dated as of ____________, 1995 (the "Purchase Agreement"), between Redwood Receivables Corporation (the "Purchaser"), General Electric Capital Corporation, as agent for the Company (in such capacity, the "Operating Agent") and as collateral agent for the Purchaser Secured Parties (in such capacity, the "Collateral Agent"), Merisel Capital Funding, Inc. (the "Seller") and Merisel Americas, Inc. (the "Originator"). Capitalized terms used but not defined in this notice have the meanings ascribed to such terms in the Purchase Agreement.

       The Seller hereby requests that the Purchaser make a Purchase from the Seller on ___________, 19__ pursuant to Section 2.01 of the Purchase Agreement in the amount of $____________ to be disbursed to the Seller in accordance with
Section 2.04 of the Purchase Agreement. The Company hereby confirms that the conditions set forth in Section 3.02 of the Purchase Agreement for the making of such Purchase have been met.

                                Very truly yours,

                                MERISEL CAPITAL FUNDING, INC.


                                By:____________________________
                                Name:
                                Title:

                                                                     Exhibit A-2
                                                                              to
                                                              Purchase Agreement

                FORM OF SELLER NOTICE - Reduction of Commitment
                -----------------------------------------------

                              [Insert Date]

Redwood Receivables Corporation
C/o General Electric Capital Corporation
260 Long Ridge Road
Stamford, CT  06727
Attention:  Redwood Administrator

General Electric Capital Corporation,
     as Operating Agent
C/o General Electric Capital Corporation
201 High Ridge Road
Stamford, CT  06927
Attention:  Vice President - Portfolio/Merisel

     Re: Receivables Purchase and Servicing Agreement, dated as of ____________, 1995

Ladies and Gentlemen:

       This notice is given pursuant to Section 2.03(b) of the Receivables Purchase and Servicing Agreement, dated as of ____________, 1995 (the "Purchase Agreement"), between Redwood Receivables Corporation (the "Purchaser"), General Electric Capital Corporation, as agent for the Company (in such capacity, the "Operating Agent") and as collateral agent for the Purchaser Secured Parties (in such capacity, the "Collateral Agent"), Merisel Capital Funding, Inc. (the "Seller") and Merisel Americas, Inc. (the "Originator"). Capitalized terms used but not defined in this notice have the meanings ascribed to such terms in the Purchase Agreement.

       The Seller hereby irrevocably notifies the Purchaser and the Operating Agent pursuant to Section 2.02(a) of the Purchase Agreement that on ____________, 19__ (which is a Business Day) the Maximum Purchase Limit shall be reduced to $_________. This reduction is the [first] [second] reduction permitted by Section 2.02(a) of the Purchase Agreement. After such reduction, the Maximum

Purchase Limit will not be less than the Capital Investment [after giving effect to, and conditioned upon, the repayment of Purchases set forth in the attached notice].

                                Very truly yours,

                                MERISEL CAPITAL FUNDING, INC.

                                By:____________________________
                                Name:
                                Title:

                                                                     Exhibit A-3
                                                                              to
                                                              Purchase Agreement


               FORM OF SELLER NOTICE - Termination of Commitment
               -------------------------------------------------

                                [Insert Date]



Redwood Receivables Corporation
C/o General Electric Capital Corporation
260 Long Ridge Road
Stamford, CT  06727
Attention:  Redwood Administrator

General Electric Capital Corporation,
     as Operating Agent
C/o General Electric Capital Corporation
201 High Ridge Road
Stamford, CT  06927
Attention:  Vice President - Portfolio/Merisel

     Re: Receivables Purchase and Servicing Agreement, dated as of ____________, 1995

Ladies and Gentlemen:

       This notice is given pursuant to Section 2.03(b) of the Receivables Purchase and Servicing Agreement, dated as of ____________, 1995 (the "Purchase Agreement"), between Redwood Receivables Corporation (the "Purchaser"), General Electric Capital Corporation, as agent for the Company (in such capacity, the "Operating Agent") and as collateral agent for the Purchaser Secured Parties (in such capacity, the "Collateral Agent"), Merisel Capital Funding, Inc. (the "Seller") and Merisel Americas, Inc. (the "Originator"). Capitalized terms used but not defined in this notice have the meanings ascribed to such terms in the Purchase Agreement.

       The Seller hereby irrevocably notifies the Purchaser and the Operating Agent pursuant to Section 2.02(a) of the Purchase Agreement that on ____________, 19__ (which is a Business Day at least 90 days after the date this notice is given) the Maximum Purchase Limit shall be terminated.

                                Very truly yours,

                                MERISEL CAPITAL FUNDING, INC.

                                By:____________________________
                                Name:
                                Title:

                                                                     Exhibit A-4
                                                                              to
                                                              Purchase Agreement

            FORM OF SELLER NOTICE - Repayment of Capital Investment
            -------------------------------------------------------


                                                                   [Insert Date]

Redwood Receivables Corporation
C/o General Electric Capital Corporation
260 Long Ridge Road
Stamford, CT  06727
Attention:  Redwood Administrator

General Electric Capital Corporation,
     as Operating Agent
C/o General Electric Capital Corporation
201 High Ridge Road
Stamford, CT  06927
Attention:  Vice President - Portfolio/Merisel

     Re: Receivables Purchase and Servicing Agreement, dated as of ____________, 1995

Ladies and Gentlemen:

       This notice is given pursuant to Section 2.03(b) of the Receivables Purchase and Servicing Agreement, dated as of ____________, 1995 (the "Purchase Agreement"), between Redwood Receivables Corporation (the "Purchaser"), General Electric Capital Corporation, as agent for the Company (in such capacity, the "Operating Agent") and as collateral agent for the Purchaser Secured Parties (in such capacity, the "Collateral Agent"), Merisel Capital Funding, Inc. (the "Seller") and Merisel Americas, Inc. (the "Originator"). Capitalized terms used but not defined in this notice have the meanings ascribed to such terms in the Purchase Agreement.

       The Seller hereby notifies the Purchaser and the Operating Agent that on ___________, 19__ (which is a Business Day) the Seller intends to repay $__________ of Purchases currently outstanding to the Seller pursuant to Section 2.06(b) of the Purchase Agreement, including (i) all Interest accrued on the principal amount of Purchases being repaid through the date of repayment, and

(ii) any and all Breakage Costs payable under Section 2.11 of the Purchase Agreement.

                                Very truly yours,

                                MERISEL CAPITAL FUNDING, INC.

                                By:____________________________
                                Name:
                                Title:

                                                                       Exhibit B
                                                                              to
                                                              Purchase Agreement


                          FORM OF PURCHASE ASSIGNMENT
                          ---------------------------



     ASSIGNMENT, dated as of October 2, 1995 between MERISEL CAPITAL FUNDING, INC. (the "Seller") and REDWOOD RECEIVABLES CORPORATION (the "Purchaser").

     1. We refer to the Receivables Purchase and Servicing Agreement (the "PURCHASE AGREEMENT") dated as of October 2, 1995 among the Seller, the Purchaser, Merisel Americas, Inc. and General Electric Capital Corporation. All provisions of such Purchase Agreement are incorporated herein by reference. All capitalized terms shall have the meanings set forth in the Purchase Agreement.

     2. The Seller does hereby sell to the Purchaser all right, title and interest of the Seller in and to all Transferred Receivables transferred to the Seller from time to time pursuant to the Receivables Transfer Agreement dated as of October 2, 1995 between Merisel Americas, Inc. and the Seller.

     3. THIS CERTIFICATE OF ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MERISEL CAPITAL FUNDING, INC.              REDWOOD RECEIVABLES
                                           CORPORATION



By: ________________________               By: _________________________
Name:                                      Name:
Title:                                     Title:

                                                                       Exhibit C
                                                                              to
                                                              Purchase Agreement

                      FORM OF INVESTMENT BASE CERTIFICATE
                      -----------------------------------

                                                                       Exhibit D
                                                                              to
                                                              Purchase Agreement

                  FORM OF OFFICER'S CERTIFICATE AS TO SOLVENCY
                  --------------------------------------------


                             MERISEL AMERICAS, INC.


                             Officer's Certificate

      I, [Name of Officer], the duly elected [Insert Title] of Merisel Americas, Inc. (the "Originator"), hereby certify in connection with the Receivables Purchase and Servicing Agreement, dated as of ____________, 1995 (the "Purchase Agreement"; capitalized terms used but not defined in this Officer's Certificate having the meaning set forth in the Purchase Agreement), between Merisel Capital Funding, Inc. (the "Seller"), the Originator, Redwood Receivables Corporation (the "Purchaser") and General Electric Capital Corporation, as agent for the Purchaser (in such capacity, the "Operating Agent") and as collateral agent for the Purchaser Secured Parties (in such capacity, the "Collateral Agent"), and for the benefit of the Purchaser, the Operating Agent and the Collateral Agent, as follows:

          (1) the performance of the Transfer Agreement, dated as of ____________, 1995, between the Originator, as seller, and the Seller, as buyer, will not render the Seller insolvent; and

          (2) the Seller will be able to remain economically viable without further investments by the Originator for the foreseeable future.

     IN WITNESS WHEREOF, I have signed and delivered this Officer's Certificate this _____ day of ___________, 1995;



                                MERISEL AMERICAS, INC.

                                By:____________________________
                                Name:
                                Title:

                                                                       Exhibit E
                                                                              to
                                                              Purchase Agreement


                    FORM OF OFFICER'S CERTIFICATE OF SELLER
                    ---------------------------------------

                         MERISEL CAPITAL FUNDING, INC.

                             Officer's Certificate

     I, [Name of Officer], the duly elected [Insert Title] of Merisel Capital Funding, Inc. (the "Seller"), hereby certify pursuant to Section 3.01(c)(iv) of the Receivables Purchase and Servicing Agreement, dated as of ____________, 1995 (the "Purchase Agreement"; capitalized terms used but not defined in this Officer's Certificate having the meaning set forth in the Purchase Agreement), between the Seller, Merisel Americas, Inc., Redwood Receivables Corporation (the "Purchaser") and General Electric Capital Corporation, as agent for the Purchaser (in such capacity, the "Operating Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Purchaser Secured Parties (as defined in the Purchase Agreement), and for the benefit of the Purchaser, the Operating Agent and the Collateral Agent, as follows:

          (1) after giving effect to the effectiveness of the Purchase Agreement, no Termination Event or Incipient Event will have occurred and be continuing; and

          (2) the representations and warranties of the Seller contained in
     Section 4.01 of the Purchase Agreement, in the Transfer Agreement and in any other document, certificate or financial or other statement delivered by the Seller in connection with the Purchase Agreement or the Transfer Agreement are true and correct in all material respects and with the same force and effect as though such representations and warranties had been made as of such date, except to the extent any such representations and warranties relate solely to an earlier date.

     IN WITNESS WHEREOF, I have signed and delivered this Officer's Certificate this _____ day of ___________, 1995.


                                MERISEL CAPITAL FUNDING, INC.

                                By:____________________________
                                Name:
                                Title:

                                                                       Exhibit F
                                                                              to
                                                              Purchase Agreement

                   FORM OF OFFICER'S CERTIFICATE OF SERVICER
                   -----------------------------------------

                             MERISEL AMERICAS, INC.

                             Officer's Certificate


     I, [Name of Officer], the duly elected [Insert Title] of Merisel Americas, Inc. (the "Servicer"), hereby certify pursuant to Section 3.01(d)(iv) of the Receivables Purchase and Servicing Agreement, dated as of ____________, 1995 (the "Purchase Agreement"; capitalized terms used but not defined in this Officer's Certificate having the meaning set forth in the Purchase Agreement), between Merisel Capital Funding, Inc. (the "Seller"), the Servicer, Redwood Receivables Corporation (the "Purchaser") and General Electric Capital Corporation, as agent for the Purchaser (in such capacity, the "Operating Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Purchaser Secured Parties (as defined in the Purchase Agreement), and for the benefit of the Purchaser, the Operating Agent and the Collateral Agent, as follows:

          (1) after giving effect to the effectiveness of the Purchase Agreement, no Event of Servicer Termination or event which, with the giving of notice or lapse of time, or both, will have occurred and be continuing; and

          (2) the representations and warranties of the Servicer contained in
     Section 4.02 of the Purchase Agreement and in any other document, certificate or financial or other statement delivered by the Servicer in connection with the Purchase Agreement are true and correct in all material respects and with the same force and effect as though such representations and warranties had been made as of such date, except to the extent any such representations and warranties relate solely to an earlier date.

     IN WITNESS WHEREOF, I have signed and delivered this Officer's Certificate this _____ day of _____________, 1995.


                                MERISEL AMERICAS, INC.

                                By:____________________________
                                Name:
                                Title:

                                                                       Exhibit G
                                                                              to
                                                              Purchase Agreement

                            FORM OF MONTHLY REPORT
                            ----------------------

                         MERISEL CAPITAL FUNDING, INC.

                                                                       Exhibit H
                                                                              to
                                                              Purchase Agreement


                              FINANCIAL COVENANTS
                              -------------------

                       Covenant          Covenant Level
                       --------          --------------
I.  Parent       Tangible Net Worth

                 Effective Date to       $100,000,000
                     12/30/1996

                   12/31/1996 to         $125,000,000
                     12/30/1997

                   12/31/1997 to         $150,000,000
                    termination

                    Fixed Charge
                   Coverage Ratio

                 Effective Date to       1.0 to 1.0
                     9/30/1996

                   10/1/1996 to          1.4 to 1.0
                     6/30/1997

                   6/30/1997 to          1.5 to 1.0
                   termination


II.  Seller     Net Worth Percentage         15%

                Receivable Collection     50.0 days
                      Turnover

                   Default Ratio            3.5%

                 Delinquency Ratio          10.0%

                Gross Dilution Ratio        15.0%

                 Net Dilution Ratio         8.0%

     Capitalized terms used above and not otherwise defined below shall have the meanings specified in Annex X to the Purchase Agreement.

     "Capital Expenditures" means all payments for any fixed amounts or
      --------------------
improvements or for replacements, substitution, or additions thereto, which are required to be capitalized in accordance with GAAP, except for capital amounts financed.

     "Cash Interest Expense" means, with respect to any Person and its
      ---------------------
consolidated subsidiaries for any period, (i) the sum of the amount of cash interest payable on all Debt of such Person and its consolidated Subsidiaries (other than interest expense eliminated in consolidation in accordance with GAAP) and (ii) Redwood Yield, if any, for such Person.

     "EBITDA" means, for any Person with respect to any period, (a) consolidated
      ------
net income of such Person and its consolidated subsidiaries for such period, plus to the extent deducted in determining net income, (b) the sum of (i) such Person's and its consolidated subsidiaries' depreciation and amortization for such period, (ii) Cash Interest Expense for such period, (iii) any provision for taxes based on income or profits that was deducted in computing consolidated net income for such period, and (iv) any other non-cash charges.

     "Fixed Charges" means, with respect to any Person for any period, the sum
      -------------
of the following amounts payable during such period by such Person and its consolidated subsidiaries: (i) Cash Interest Expense in respect of Funded Debt;
(ii) regularly scheduled principal payments on Funded Debt; and (iii) Capital Expenditures.

     "Fixed Charge Coverage Ratio" means with respect to any Person and its
      ---------------------------
consolidated subsidiaries, the ratio of (i) EBITDA to (ii) Fixed Charges for the fiscal quarter ending December 31, 1995, for the two fiscal quarter period ending March 31, 1995, for the three fiscal quarter period ending June 30, 1996 and for each four fiscal quarter period on the last day of each fiscal quarter thereafter.

     "Funded Debt" means, with respect to any Person and its consolidated
      -----------
subsidiaries, all Debt of such Person and its consolidated subsidiaries which by the terms of the agreement governing or instrument evidencing such Debt matures more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendable beyond one year at the option of such Person and its consolidated subsidiaries.

     "Net Worth Percentage" means a fraction (expressed as a percentage) (i)
      --------------------
the numerator of which is the excess of assets over liabilities, each determined in accordance with GAAP on a basis consistent with the last audited financial statements and (ii) the denominator of which is the Outstanding Balance of Transferred Receivables.

     "Tangible Net Worth" means, with respect to any Person and its consolidated
      ------------------
subsidiaries, (i) the excess of consolidated assets over consolidated liabilities, calculated without giving any effect to any foreign currency translation adjustments, each determined in accordance with GAAP on a basis consistent with the last audited financial statements, minus (ii) the total amount of all assets which would be classified in accordance with GAAP as "intangible" including goodwill and covenants not to compete, plus (iii) Subordinated Debt, plus (iii) LIFO reserve net of taxes.

For purposes of these financial covenants "Debt" shall not include indebtedness, obligations and liabilities of any Person under any interest rate, swap, "cap", "collar" or other hedging agreement.

                                                                       Exhibit I
                                                                              to
                                                              Purchase Agreement


                   FORM OF FLOOR PLAN OBLIGOR ACKNOWLEDGEMENT
                   ------------------------------------------


                        [LETTERHEAD OF MERISEL, INC.]/2/




                                                                          [Date]


[Name and Address of Floor
Plan Financing Company]


                        Re: [TITLE, DATE AND PARTIES TO
                              FLOOR PLAN FINANCING AGREEMENT]
                              ------------------------------


Dear __________:

     We refer to the agreement referenced above (the "Agreement") pursuant to which [Floor Plan Financing Company] has agreed to extend financing to certain dealers or distributors to which Merisel Americas, Inc. ("Merisel") currently sells inventory and equipment. Notwithstanding any term or provision of the Agreement, our understanding of the transactions contemplated thereby and the respective rights and obligations of the parties thereto is set forth herein.

     Merisel receives an order from a dealer or distributor. Merisel processes the order by verifying whether or not such retailer is approved for financing by your company. In the event such dealer or distributor is approved for financing, Merisel issues an invoice for the amount of such order to your company and delivers the goods ordered to the dealer or distributor on your behalf. Your company is then obligated as purchaser of such goods, pursuant to the terms of the invoice. In the event all or any portion of the goods sold to you are returned by you or the dealer or distributor, on your behalf, in accordance with the Agreement, Merisel is obligated to repurchase the returned goods in accordance with the Agreement.





------------
  /2/ Please note that this letter should be sent on Merisel Americas, Inc. letterhead for the Nationscredit and Deutsche Financial floor plan agreements.

     If the foregoing represents your understanding of the agreement between your company and us, please evidence your consent and agreement by signing and returning the enclosed copy of this letter.

                                    Very truly yours,

                                    [MERISEL]


                                    By:______________________
                                    Title:___________________


Acknowledged and Accepted as of
                , 1995

[Floor Plan Financing Company]

By:__________________________
Title:_______________________

                                       5